UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RUBICON TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Rubicon Technologies, Inc.

May 1, 2024

To Stockholders of Rubicon Technologies, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of Rubicon Technologies, Inc., which will be held virtually on June 6, 2024 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the internet at https://www.cstproxy.com/rubicon/2024. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during the Meeting and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the Meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at https://www.rubicon.com/.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, the proxy statement, our annual report and the proxy card, each of which is enclosed.

Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. We expect to mail this proxy statement to our stockholders on or about May 2, 2024. Only stockholders of record at the close of business on April 29, 2024 may vote at the Annual Meeting and any postponements or adjournments of the Meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the Meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone, as instructed in the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”). Alternatively, you may use the included paper proxy card to submit your vote by mail. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the Meeting.

Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your proxy electronically via the Internet or by telephone by following the instructions in the Notice, or, if you choose to return a paper proxy, please complete, sign and date the proxy card and return it in the postage paid envelope provided.

Sincerely,

Andres Chico

Chairman of the Board

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT MAY 2, 2024. IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, WE ARE ADVISING OUR STOCKHOLDERS OF THE AVAILABILITY ON THE INTERNET OF OUR PROXY MATERIALS RELATED TO OUR FORTHCOMING ANNUAL MEETING. BECAUSE WE HAVE ELECTED TO UTILIZE THE “FULL SET DELIVERY” OPTION, WE ARE DELIVERING TO ALL STOCKHOLDERS PAPER COPIES OF ALL OF THE PROXY MATERIALS, AS WELL AS PROVIDING ACCESS TO THOSE PROXY MATERIALS ON A PUBLICLY ACCESSIBLE WEBSITE. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE TO STOCKHOLDERS FREE OF CHARGE AT HTTPS://WWW.RUBICON.COM/.

RUBICON TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2024

Time and Date:	Thursday, June 6, 2024, at 10:00 a.m. Eastern Time

Place of Annual Meeting:	The Annual Meeting will be held on Thursday, June 6, 2024, at 10:00 a.m. Eastern Time via live webcast on the internet at https://www.cstproxy.com/rubicon/2024.

Items of Business:	1.	Director Proposal: To elect the two class II (“Class II”) directors listed in the accompanying proxy statement, to serve a three-year term expiring at our 2027 Annual Meeting or until such director’s earlier death, resignation, disqualification or removal.

	2.	Auditor Proposal: To ratify the appointment of Cherry Bekaert LLP as the independent registered public accounting firm of Rubicon Technologies, Inc. for the fiscal year ending December 31, 2024.

	3.	To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 29, 2024 are entitled to notice of the Annual Meeting (“Notice”), and to vote at the Annual Meeting and any adjournments thereof.

Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about May 2, 2024 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report will be accessible on or about May 2, 2024 by visiting https://investors.rubicon.com.

Proxy Voting:

Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either virtually or by one or more persons authorized to act for such stockholder by proxy. In addition to voting virtually at the Annual Meeting, you may submit your proxy for your shares by internet, telephone, or by mail. Please review the proxy materials or your proxy card for voting instructions. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in Rubicon generally. A stockholder may revoke any proxy which is not irrevocable by attending the Meeting and voting virtually or by delivering to the corporate secretary (“Secretary”) a revocation of the proxy or an executed new proxy bearing a later date, which must be delivered to our principal executive offices no later than June 5, 2024.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at https://investors.rubicon.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at https://continentalstock.com or by phone at (212) 509-4000.

Mailing Address of Company:	950 E Paces Ferry Rd NE Suite 810 Atlanta, GA 30326

By Order of the Board of Directors,

Andres Chico
Chairman of the Board

i

RUBICON TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2024

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of our board of directors (the “Board”) of Rubicon Technologies, Inc. (the “Company” or “Rubicon”), for use at Rubicon’s 2024 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) to be held on Thursday, June 6, 2024 at 10:00 a.m. Eastern Time via live webcast on the internet at https://www.cstproxy.com/rubicon/2024. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” the “Company” or “Rubicon” refer to Rubicon Technologies, Inc.

INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and the proxy card are first being mailed to our stockholders of record and beneficial owners at the close of business on or about May 2, 2024. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are advising our stockholders of the availability on the internet of our proxy materials related to the Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement and the annual report (“Annual Report”) are available to our stockholders at https://investors.rubicon.com. On the date of mailing of the Notice of Internet Availability of Proxy Materials (the “Notice”) all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice will identify the website where the proxy materials will be made available; the date, the time and location of the Annual Meeting; the matters to be acted upon at the Meeting and our Boards’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement; our Annual Report on Form 10-K for the year ended December 31, 2023, and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the Meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What is Rubicon?

A:	Founded in 2008, Rubicon is a digital marketplace for waste and recycling and a global leader in providing cloud-based waste and recycling solutions to businesses and governments. As a digital challenger to status quo waste companies, Rubicon has developed and commercialized proven, cutting-edge solutions that bring transparency and environmental innovation to the waste and recycling industry, enabling customers to make data-driven decisions that can lead to more efficient and effective operations and yield more sustainable outcomes.

Underpinning the digital marketplace for waste and recycling services is a cutting-edge, modular, digital platform that powers a modern, digital experience and delivers data-driven insights and transparency for our customers and hauling and recycling partners. Rubicon provides its waste generator customers with a digital marketplace that delivers pricing transparency, self-service capabilities, and a seamless customer experience while helping them achieve their environmental goals. Rubicon enhances its hauling and recycling partners’ economic opportunities by democratizing access to large, national accounts that typically engage suppliers at the corporate level. By providing telematics-based and waste-specific solutions as well as access to group purchasing efficiencies, Rubicon helps large national accounts optimize their businesses. Rubicon helps governments provide more advanced waste and recycling services that allow them to serve their local communities more effectively by digitizing their routing and back-office operations and using Rubicon’s computer vision technology to combat recycling material contamination at the source.

Over the past decade, this value proposition has allowed us to scale our platform considerably. Our digital marketplace now services over 8,000 waste generator customers, including numerous large, blue-chip customers such as Apple, Dollar General, Starbucks, Walmart, Chipotle, and FedEx, which together are representative of our broader customer base. Our waste generator customers are serviced by our network of over 8,000 hauling and recycling partners across North America. We have also deployed our technology in over 90 municipalities within the United States and operate in 20 countries. Furthermore, we have secured a robust portfolio of intellectual property, having been awarded more than 60 patents and 15 trademarks.

Q:	What is the purpose of the Meeting?

A:	At the Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the Meeting, management will be available to respond to questions from stockholders.

Q:	What proposals are scheduled to be voted on at the Meeting?

A:	Stockholders will be asked to vote on the following two proposals at the Meeting:

1.	Proposal One - To elect Osman Ahmed and Paula Dobriansky as class II (“Class II”) directors to serve for a term of three years or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal (the “Director Proposal” or “Proposal One”);

2.	Proposal Two - To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal” or “Proposal Two”);

Q:	Could matters other than Proposal One and Proposal Two be decided at the Meeting?

A:	Our bylaws require that we receive written timely notice of any proposal to be brought before the Annual Meeting, and we have not received notice of any such proposals. Proposals for nominating a director or bringing other business before the 2024 Annual Meeting outside of Rule 14a-8 under the advance notice provisions must have been received by our corporate secretary (“Secretary”) at our principal executive offices no earlier than the close of business on February 9, 2024, and no later than the close of business on March 8, 2024.

Q:	How does the Board recommend I vote on these proposals?

A:	Our Board recommends that you vote your shares:

●	“FOR” each of the nominees to the Board;

●	“FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on April 29, 2024 (the “Record Date”) are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 52,406,059 shares of Class A common stock (“Class A Common Stock”) and 1,051,627 shares of Class V common stock (“Class V Common Stock”, together with the Class A Common Stock, the “Common Stock”) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Rubicon.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the (“beneficial owner”) of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Q:	How do I vote?

A:	You may follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card or vote by mail. To use an alternative voting procedure, follow the instructions on each Notice and/or proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may:

●	vote by telephone or through the internet before the meeting - in order to do so, please follow the instructions shown on your Notice or proxy card;

●	vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided. Proxy cards submitted by mail must be delivered to our principal executive offices no later than June 5, 2024, to be voted at the Annual Meeting; or

●	vote virtually at the Annual Meeting - you may virtually attend and participate in the Annual Meeting online at https://www.cstproxy.com/rubicon/2024 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the 12-digit control number included on your Notice or proxy card.

Votes submitted by telephone or through the internet must be received by 11:59 p.m. Eastern Time, on June 5, 2024. Submitting your proxy, whether by telephone, through the internet or by mail if you request or received a paper proxy card, will not affect your right to vote should you decide to attend and participate in the Meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee as directed by your nominee. To electronically vote in person at the Meeting online, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

Q:	How do I vote by internet or telephone?

A:	If you wish to vote by internet or telephone, you may do so by following the voting instructions included on your Notice or proxy card. Please have each Notice or proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote (as detailed above) should you decide to attend the Meeting.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:	What shares can I vote?

A:	Each share of Class A Common Stock and Class V Common Stock issued and outstanding as of the close of business on April 29, 2024, the Record Date, is entitled to vote on all items being voted on at the Meeting. You may vote all shares owned by you as of April 29, 2024, the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?

A:	Each holder of shares of (i) Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as the Record Date and (ii) Class V Common Stock is entitled to one vote per share of Class V Common Stock held as of the Record Date. Noting that the holders of shares of Class A Common Stock and Class V Common Stock shall vote together as one class on all matters.

Q:	What is the quorum requirement for the Meeting?

A:	The holders of a majority of the voting power of the shares of our Class A Common Stock and Class V Common Stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum.

Q:	What is the vote required for each proposal? What is the effect of abstentions and broker non-votes?

A:	The votes required to approve each proposal are as follows:

Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes
Proposal One The election of Osman Ahmed and Paula Dobriansky as Class II directors to serve for a term of three years or until such director’s successor is duly elected and qualified.	Our bylaws state that, to be elected, a nominee must receive a plurality of the votes cast. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of withholding a vote or a broker non-vote) will have no effect on the outcome of this proposal.
Proposal Two Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	The ratification of the appointment of Cherry Bekaert LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present, in person via remote communications, or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. Broker non-votes will also have no effect on the outcome of this proposal.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new Meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?

A:	You may revoke your proxy by attending the Meeting and voting or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date, which must be delivered to our principal executive offices no later than June 5, 2024.

Q:	How can I attend the Annual Meeting?

A:	There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of April 29, 2024, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details.

Q.	How can I participate in the Annual Meeting?

A:	The Annual Meeting will be a completely virtual Meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/rubicon/2024.

The Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 9:00 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

Q:	What if during the check-in time or during the Meeting I have technical difficulties or trouble accessing the virtual Meeting website?

A:	If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at https://www.cstproxy.com/rubicon/2024. Technical support will be available starting at 9:00 a.m. Eastern Time on Thursday, June 6, 2024.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

●	view our proxy materials for the Meeting through the internet; and

●	instruct us to send our future proxy materials to you electronically by email.

If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?

A:	The names of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours at our principal executive offices at 950 E Paces Ferry Rd NE Suite 810, Atlanta, GA 30326, for a period of ten days prior to and during the Annual Meeting.

Q:	Who will tabulate the votes?

A:	A representative of Morrow Sodali, LLC will serve as the inspector of elections and will tabulate the votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Rubicon stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Rubicon that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, you may (i) notify your broker, (ii) direct your written request to: Rubicon Technologies, Inc., 950 E Paces Ferry Rd NE Suite 810, Atlanta, GA 30326 or (iii) contact our investor relations (“Investor Relations”) department by telephone at (859) 551-0880. Stockholders who receive multiple copies of the Proxy Statement or Annual Report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my Rubicon shares or need to change my mailing address?

A:	You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at https://continentalstock.com or by U.S. mail: 1 State Street, New York, New York 10004, if you have questions about your Rubicon shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of our Board. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have engaged Morrow Sodali, LLC to assist in the solicitation of proxies and provide related advice and informational support for a fee of $8,500. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

Q:	What are the requirements to propose actions to be included in our proxy materials for next year’s Annual Meeting (our “2025 Annual Meeting”) or for consideration at our 2025 Annual Meeting?

A:	Requirements for stockholder proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting.

Stockholders may present proposals for inclusion in our proxy statement and for consideration at our annual meetings of stockholders by submitting their proposals in writing to the attention of our Secretary at our principal executive offices in a timely manner. Such proposals should be addressed to 950 E Paces Ferry Rd NE Suite 810, Atlanta, GA 30326, Attention: Secretary. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2025 Annual Meeting, stockholder proposals must be received in writing by our Secretary no later than January 2, 2025 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. If the date of the 2025 Annual Meeting is more than 30 days before or more than 30 days after the one-year anniversary date of the 2024 Annual Meeting, the deadline for submitting proposals to be included in our 2025 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2025 Annual Meeting.

Requirements for stockholder proposals to be presented at our 2025 Annual Meeting:

Our bylaws also provide that stockholders may present proposals to be considered at an annual meeting (but not included in our proxy statement) by providing timely notice to our Secretary at our principal executive offices. To be timely for our 2025 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than the close of business on February 6, 2025, and

●	not later than the close of business on March 7, 2025.

If we hold our 2025 Annual Meeting more than 30 days before or more than 30 days after the one-year anniversary date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Secretary at our principal executive offices:

●	not earlier than the close of business on the 120th day prior to such annual meeting, and

●	not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Such stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2025 Annual Meeting the information required by our bylaws.

In addition, to comply with newly-enacted Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) at our 2025 Annual Meeting must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025, except that, if we hold our 2025 Annual Meeting more than 30 days before or after the one-year anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Please note that the notice requirements under Rule 14a-19 are in addition to the applicable notice requirements under the notice provisions of our bylaws as described above.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

THE BOARD AND CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our Board, its committees and our management can pursue our strategic objectives in order to promote the interests of our stakeholders.

Principals of Corporate Governance

Our Board has adopted corporate governance guidelines (the “Principles of Corporate Governance”) that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Principles of Corporate Governance are available without charge on the Investor Relations section of our website, which is located at https://investors.rubicon.com by clicking on “Governance Documents” in the “Governance” section of our website. Our Principles of Corporate Governance are subject to modification from time to time by our Board pursuant to the recommendations of our nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

Our Board’s Responsibilities

Consistent with the oversight function of the Board, the Board’s core responsibilities include assessing the performance of the chief executive officer (the “Chief Executive Officer”) and other senior management and setting their compensation; planning for the Chief Executive Officer and senior management succession and overseeing senior management development; reviewing the Company’s strategies and monitoring their implementation and results; overseeing the integrity of the Company’s financial statements and the Company’s financial reporting process; overseeing the Company’s processes for assessing and managing risk; overseeing legal and regulatory compliance; engaging in succession planning for the Board and key leadership roles on the Board and its committees; nominating the Company’s director candidates and appointing committee members; shaping effective corporate governance; and providing advice and counsel to management regarding significant issues facing the Company and reviewing and approving significant corporate actions.

Board Leadership Structure

Andres Chico is the Chairman of our Board and Osman Ahmed is our Lead Independent Director. Our Lead Independent Director chairs the executive sessions of our Board meetings, oversees the Board’s annual self-evaluation process, provides feedback to the Chief Executive Officer, and works with the Chief Executive Officer to set agendas for Board meetings. We have a separate chairperson for each committee of our Board, all of whom are independent directors. The chairpersons of each committee report on the activities of their committees in fulfilling their responsibilities at the meetings of our Board.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Independence of Directors

New York Stock Exchange (“NYSE”) listing rules require that a majority of the board of directors of a company listed on NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the listed company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The NYSE listing rules also include certain bright-line independence requirements. The Board has determined that each of Ms. Henderson, Ambassador Dobriansky, Mr. Caldwell, Mr. Callinicos, and Mr. Ahmed is an independent director under NYSE listing rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director had with Rubicon Technologies LLC (“Holdings LLC”) and has with Rubicon and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

The NYSE and SEC also have certain specific independence requirements applicable to members of committees of a listed company’s board of directors. The NYSE listing rules require that, subject to specified exceptions, a listed company’s audit, compensation, and nominating and governance committees be comprised entirely of independent directors. In order to be considered to be independent for purposes of Exchange Act Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question-and-answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest. Our corporate citizenship committee assesses risks relating to public policy matters.

Our Board believes its current leadership structure supports the risk oversight function of the Board.

Committees of Our Board

The Board has established an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”), and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. The Board and its committees set schedules for meeting throughout the year. The chairperson of each committee determines the frequency, length and agenda of the committee’s meetings. All committees report regularly to the full Board with respect to their activities.

Each committee of the Board operates under a written charter approved by the Board. Copies of each charter are posted on the Governance section of Rubicon’s website at https://investors.rubicon.com/governance/governance-documents/default.aspx. The inclusion of Rubicon’s website address or the reference to Rubicon’s website in this Proxy Statement does not include or incorporate by reference the information on Rubicon’s website into this Proxy Statement.

Audit Committee

Our Audit Committee consists of Brent Callinicos, Osman Ahmed, and Barry Caldwell, each of whom are independent directors under NYSE listing standards and Rule 10A-3 of the Exchange Act and are “financially literate” as defined under NYSE listing standards and interpreted by the Board using its business judgment. Mr. Callinicos serves as chairman of the Audit Committee. Our Board has determined that Mr. Callinicos qualifies as an “Audit Committee financial expert,” as defined under rules and regulations of the SEC.

The primary role of the Audit Committee is to exercise primary financial oversight on behalf of the Board. Rubicon’s management team is responsible for preparing financial statements, and Rubicon’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is directly responsible for the selection, engagement, compensation, retention and oversight of Rubicon’s independent registered public accounting firm. The Audit Committee is also responsible for the review of any proposed related persons transactions. The Audit Committee has established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

The Audit Committee operates under a written charter which satisfies the applicable rules of the SEC and the NYSE listing standards and is available on Rubicon’s website. All audit services to be provided to Rubicon and all permissible non-audit services, other than de minimis non-audit services, to be provided to Rubicon by Rubicon’s independent registered public accounting firm are approved in advance by the Audit Committee.

Compensation Committee

Our Compensation Committee consists of Brent Callinicos, Paula Dobriansky, and Paula Henderson, each of whom is an independent director under NYSE listing standards and SEC rules. Ambassador Dobriansky serves as chairman of the Compensation Committee.

The Compensation Committee is responsible for approving the compensation payable to the executive officers of Rubicon and administering the 2022 Equity Incentive Plan (“2022 Plan”). The Compensation Committee acts on behalf of the Board to establish the compensation of the Chief Executive Officer and works in conjunction with the Board to establish the compensation of executive officers of Rubicon (other than the Chief Executive Officer) and to provide oversight of Rubicon’s overall compensation programs and philosophy.

The Compensation Committee operates under a written charter, which satisfies the applicable rules of the SEC and the NYSE listing standards and is available on Rubicon’s website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Paula Dobriansky and Paula Henderson, each of whom is an independent director under NYSE’s listing standards. Ms. Henderson serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to the committees; establishing a policy for considering stockholder nominees to the Board; reviewing the corporate governance principles and making recommendations to the Board regarding possible changes; and reviewing and monitoring compliance with Rubicon’s code of business conduct and ethics (the “Code of Business Conduct and Ethics”).

The Nominating and Corporate Governance Committee operates under a written charter, which satisfies the applicable rules of the SEC and the NYSE listing standards and is available on Rubicon’s website.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Brent Callinicos, Paula Dobriansky, and Paula Henderson. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board.

Board and Committee Meetings and Attendance

The Board holds regularly scheduled meetings throughout the year and holds additional meetings as necessary to carry out its responsibilities. Directors are expected to attend Board meetings and meetings of the Board committees on which they serve. The Board met seven (7) times during the fiscal year ended December 31, 2023. The Audit Committee met five (5) times during the fiscal year ended December 31, 2023. The Compensation Committee met three (3) times during the fiscal year ended December 31, 2023. The Nominating and Corporate Governance Committee met two (2) times during the fiscal year ended December 31, 2023.

During 2023, each member of our Board attended at least 75% of the aggregate of all meetings of our Board and of all meetings of committees of our Board on which such member served that were held during the period in which such director served.

Board Attendance at the Annual Meeting of Stockholders

Our Board is expected to attend the Annual Meeting absent unusual circumstances. This Annual Meeting will be our first.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, a committee of our Board, or a specific member of our Board may do so by letters addressed to the attention of our Secretary.

All communications are reviewed by the Secretary and provided to the members of our Board as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

Rubicon Technologies, Inc.

950 E Paces Ferry Rd NE Suite 810

Atlanta, GA 30326

Attn: Secretary

Code of Business Conduct and Ethics

Rubicon has adopted a Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on Rubicon’s website. Rubicon will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: Rubicon Technologies, Inc., 950 E Paces Ferry Rd NE Suite 810, Atlanta, GA 30326, Attention: Investor Relations.

In the event we make any amendment to, or grants any waiver from, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC or NYSE rules, we will disclose such amendment or waiver and the reasons therefor on our website at www.rubicon.com. The information contained in or accessible from our website does not constitute part of and is not incorporated into this prospectus or the registration statement of which it forms a part, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board

Candidates for nomination to our Board are selected by our Board based on the recommendation of our Nominating and Corporate Governance Committee in accordance with its charter, our Charter and bylaws, our Principles of Corporate Governance and the criteria approved by our Board regarding director candidate qualifications.

Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board is set forth above under “Requirements for stockholder proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting” and “Requirements for stockholder proposals to be presented at our 2025 Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified Board, our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Charter and bylaws, our Principles of Corporate Governance and the charters of the committees of our Board. When considering nominees, our Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. Our Board affirms the value placed on diversity within our company. Through the nomination process, our Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Boards’ overall effectiveness. Further, our Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board currently consists of seven directors and is divided into three classes, with staggered three-year terms, pursuant to our Charter and our bylaws. Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in class I (“Class I”) and class III (“Class III”) expire at our Annual Meetings to be held in 2026 and 2025, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the three Class II nominees named below be elected as a Class II director for a three-year term expiring at our 2027 Annual Meeting or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board

The nominees and their ages, occupations and lengths of service on our Board as of May 1, 2024 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Osman Ahmed(1)	37	Director and Director Nominee	2022
Paula Dobriansky(2)(3)	68	Director and Director Nominee	2022

(1)	Member of our Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Osman Ahmed. Mr. Ahmed has served as a member of our Board since August 2022 and previously served as the CEO and as a director of Founder. Mr. Ahmed currently serves as our Company’s lead independent director. Mr. Ahmed is also a managing director at 10X Capital, a multi-strategy technology investment firm. Mr. Ahmed has significant principal investment experience from origination through exit in B2C and B2B platforms. From 2015 to 2022, Mr. Ahmed was an investor at KCK Group. Mr. Ahmed was previously the CFO at Beehive3D, a KCK Group Portfolio company, and has held roles at Volition Capital, Scale Venture Partners, and Stifel Financial (NYSE: SF). Mr. Ahmed has served on the Board of Directors of Harvest Sherwood Food Distributors and KCK Frontier Investments Ltd. From 2018 to 2020, Mr. Ahmed served on the Board of Directors of Kaidee and, from 2015 to 2016, was a Board Observer at Hibernia Networks. Previously, Mr. Ahmed was a Board Observer at Yield Engineering Systems and Emerging Markets Property Group. Mr. Ahmed has led and participated in investment rounds for companies such as Axcient (acquired), Hibernia Networks (acquired), RingCentral (NYSE: RNG), TraceLink (active), and Kaidee (acquired). Mr. Ahmed holds a B.S. in Computer Science from the University of Southern California and an M.B.A. from the University of Chicago Booth School of Business. Mr. Ahmed was selected to serve on the board due to his experience in the technology industry.

Ambassador Paula J. Dobriansky. Ambassador Dobriansky has served as a member of our Board and as chair of the Compensation Committee since August 2022. Ambassador Dobriansky is a foreign policy expert and former diplomat specializing in national security affairs. Ambassador Dobriansky is also a Senior Fellow at Harvard University’s Belfer Center for Science and International Affairs since 2009 and is Vice Chair of the Atlantic Council’s Scowcroft Center for Strategy and Security. She has also served as Vice Chair of the U.S. Water Partnership’s National Executive Committee since 2015 and as an Adjunct Professor at Georgetown University’s School of Foreign Service since 2013. From 2018 to 2021, Ambassador Dobriansky served as a Strategic Adviser to Global Water 2020, providing strategic advice on international water and health issues, specifically, water, sanitation, and hygiene in health care facilities. From 2014 to 2017, she was a Senior International Affairs & Energy Policy Advisor to Southern Company (NYSE: SO), where she focused on projects involving cutting-edge energy technologies including improvements in energy efficiency and new combustion methods. Previously, Ambassador

Dobriansky served as Under Secretary of State for Global Affairs from 2001 to 2009, and as the President’s Envoy to Northern Ireland from 2007 to 2009, for which she received the Distinguished Service Medal (the Secretary of State’s highest honor). Ambassador Dobriansky has served on Holdings, LLC’s board of directors since 2020 and also serves on the boards of several non-profits and private institutions, including the Atlantic Council, the Middle East Institute, the Naval War College Foundation, and Georgetown University’s School of Foreign Service. She received a B.S.F.S. in International Politics from Georgetown University’s School of Foreign Service, an M.A. in International Relations from Harvard University, and a Ph.D. in U.S.-Soviet Foreign Policy & Strategic Studies from Harvard University.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and lengths of service on our Board as of May 1, 2024, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Class I Directors:
Barry Caldwell(1)	62	Director	2022
Paula Henderson(2)(3)	51	Director	2022
Phil Rodoni	51	Director	2022
Class III Directors:
Andres Chico	37	Director and Chair	2022
Brent Callinicos(1)(2)	58	Director	2022

(1)	Member of our Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Barry Caldwell. Mr. Caldwell has served as a member of our Board since August 2022. Mr. Caldwell has been Principal of Wroxton Civic Ventures LLC, an advisory services business, since 2018, through which he provides strategic advice, direction and support to nonprofit organizations in energy and education. Prior to Wroxton, Mr. Caldwell spent 16 years at Waste Management (NYSE: WM), a Fortune 200 company and leading provider of comprehensive waste, recycling, and environmental solutions in North America. From 2017 to 2018, Mr. Caldwell served as Waste Management’s Senior Vice President of Corporate Affairs and Chief People Officer and had primary responsibility for human resources, state and federal policy, corporate communications and community relations. He previously served as the company’s Senior Vice President of Corporate Affairs and Chief Legal Officer from September 2014 to December 2016, and as Senior Vice President of Public Affairs and Communications from September 2002 to September 2014. Mr. Caldwell serves as vice chair of the Board of Directors of KIPP DC Public Schools. He also serves on the boards of the Washington Latin Public Charter School, the DC Public Defender Service, CityBridge Education, and the Electrification Coalition. He completed his tenure as Chairman of, and service on, the Board of Directors of Discovery Green Conservancy in 2022, and has previously served on the boards of Keep America Beautiful (2004-2018), the National Waste & Recycling Association (2002-2018), and the National Association of Manufacturers (2005-2018), and on the Dartmouth Alumni Council (2013-2017). Mr. Caldwell received an A.B. in History from Dartmouth College and a J.D. from Georgetown University Law Center.

Paula Henderson. Ms. Henderson has served as a member of our Board since August 2022. Ms. Henderson also serves as Executive Vice President and Chief Sales Officer for the Americas for SAS, a global leader in analytics software, where she is a member of the SAS Executive Leadership Team. Prior to her current role, Ms. Henderson served as Senior Vice President of US Commercial and Public Sector at SAS from January 2019 to January 2021 and Vice President of US State & Local Government from May 2002 to January 2019. Since joining SAS in 2002, Ms. Henderson has led teams and operations, partnering to create transformational digital solutions for commercial — private and public sector organizations across the life science, financial, manufacturing and consumer industries. Ms. Henderson serves on the Executive Roundtable board for the North Carolina State Chamber and as the Chair of Roadside Alliance. She is also on the boards of The Institute for Emerging Issues, Prevent Child Abuse North Carolina, and First Flight Venture Center, Inc. She received a B.S. in Business Administration from North Carolina State University, where she serves on the National Advisory Board for the Institute of Emerging Issues, and an M.B.A. from Meredith College.

Phil Rodoni. Mr. Rodoni is our Chief Executive Officer and a member of our Board. Until October 2022, Mr. Rodoni served as our Chief Technology Officer and in this role at Holdings LLC since 2015, where he leads all of Rubicon’s technology innovation, product development, business intelligence, and research and development. From 2011 to 2015, Mr. Rodoni served as Vice President of Software Development at Esurance, where he enabled the company to expand its offerings and geographic footprint. From 2010 to 2011, Mr. Rodoni served as Vice President of Software Development at Travelzoo (Nasdaq: TZOO). Prior to that, Mr. Rodoni served as Vice President of eBusiness at Charles Schwab (NYSE: SCHW) where he launched its mobile offerings and managed its electronic channels from 1997 to 2009 and Senior Consultant at SEER Technologies from 1994 to 1997. Mr. Rodoni received a B.A in Economics from the University of California at Berkeley and an M.B.A. from the Haas School of Business.

Andres Chico. Mr. Chico has served as a member of our Board since August 2022 and previously served as a director of Holdings LLC since 2017. In 2016, Mr. Chico founded Rodina, an investment firm focused on real estate, technology, hotels and resorts, and infrastructure investments, where he serves as its Managing Director. Mr. Chico is the co-founder of Tortuga Resorts, a diversified hotel platform based in Mexico, and has served as its Chief Executive Officer since 2017. Previous to Rodina and Tortuga Resorts, Mr. Chico worked at Riverwood Capital, a New York-based private equity fund focused on investing in growth equity in the technology sector, and started his investment career at Promecap, where he acted as an investment professional for over three years. Mr. Chico has been the Co-Chairman of the board of Tortuga Resorts since 2017 and RLH Properties (RLHA:MM) since 2020, and has served on the board of SSA Marine Inc., a marine terminal and rail yard operator in more than 250 strategic locations around the world, since 2019. Mr. Chico holds a B.A. in Finance from Universidad Iberoamericana in Mexico City, and an M.B.A. from Kellogg Graduate School of Management, Northwestern University.

Brent Callinicos. Mr. Callinicos has served as a member of our Board and as the chair of the Audit Committee since August 2022. Mr. Callinicos served as the chief operating officer and the chief financial officer of Virgin Hyperloop One from January 2017 to January 2018. Prior to that, Mr. Callinicos served as the chief financial officer of Uber Technologies Inc. (NYSE: UBER) from September 2013 to March 2015, and then as an advisor for 18 additional months. Prior to joining Uber, he worked at Google (Nasdaq: GOOG) from January 2007 to September 2013, where he last served as vice president, treasurer and chief accountant. He also led green energy investments and financial services at Google Inc. From 1992 to 2007, he served in a variety of increasingly senior roles at Microsoft Corporation (Nasdaq: MSFT), where he last served as corporate vice-president and divisional chief financial officer of the Platforms and Services Division, and oversaw Microsoft’s Worldwide Licensing and Pricing and Microsoft Financing. He currently serves on the board of directors of Acorns, a private company; Holdings, LLC, where he is chairman of the audit committee; Baidu (Nasdaq: BIDU), where he is the chairman of the audit committee; and PVH Corp. (NYSE: PVH), where he is a member of the Corporate Responsibility Committee. Mr. Callinicos is on the Board of Trustees of Mayfield Senior School in Pasadena, CA, where he is the Chairman of the Finance Committee. Mr. Callinicos is a certified public accountant. Mr. Callinicos received a bachelor’s degree from the University of North Carolina at Chapel Hill and an M.B.A. degree from the Kenan-Flagler School of Business at Chapel Hill, where he sits on the Board of Advisors at UNC Kenan-Flagler Business School.

Non-Continuing Directors

Name	Age	Position	Director Since
Coddy Johnson(1)	47	Director	2022

(1)	Member of the Nominating and Corporate Governance Committee

Coddy Johnson. Mr. Johnson has served as a member of our Board since 2022. Mr. Johnson is an advisor to several private equity firms, including TPG (Nasdaq: TPG), a private equity firm, and Goodwater Capital, a venture capital firm that focuses on consumer technology. Mr. Johnson is also currently a partner at Goodwater Capital. From June 2017 to June 2020, Mr. Johnson served as President and Chief Operating Officer of Activision Blizzard (Nasdaq: ATVI), a leading technology and entertainment company, where he was responsible for companywide profits and losses and all business units and product lines. From April 2016 to June 2017, Mr. Johnson was co-founder and Chief Operating Officer for Altschool, a Silicon Valley education technology company focused on developing personalized, whole-child learning platforms for students and classrooms. Prior to Altschool, Mr. Johnson held numerous roles in executive strategy, operations, and planning at Activision, including Chief Financial Officer and Executive Vice President of Finance and Operations (2012-2016), Chief Operating Officer for Activision Worldwide Studios (2010-2012) and Senior Vice President and Chief of Staff to the CEO (2008-2010). Mr. Johnson serves on the boards of multiple technology companies, including Scopely, an interactive entertainment and mobile game company, and Photomath, an EdTech company, and is a member of the board of the Environmental Defense Action Fund. He received a B.A. in Ethics, Politics, and Economics from Yale University and an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar.

Family Relationships

There are no family relationships between the Board and any of its executive officers.

Director Compensation

The following table provides information concerning the compensation of each non-employee director who served on Company’s Board in 2023. Mr. Rodoni did not receive any additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Osman Ahmed	$100,000	$214,831	$314,831
Barry H. Caldwell	$125,000	$214,831	$339,831
Brent Callinicos	$150,000	$214,831	$364,831
Andres Chico	$75,000	$214,831	$289,831
Paula J. Dobriansky	$150,000	$214,831	$364,831
Paula Henderson	$150,000	$214,831	$364,831
Coddy Johnson	$150,000	$214,831	$364,831
Nate Morris(3)	-	-	-
Jack Selby(4)	$44,167	$214,831	$258,998

(1)	Represents each non-employee director’s annual cash retainer, plus any additional cash retainers earned for chair or member services to a committee of the Board.
(2)	The amount reported in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted to our non-employee directors (other than Mr. Morris), computed in accordance with ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the RSUs, please see Note 15 to our consolidated financial statements in Rubicon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, our non-employee directors each held 7,991 unvested RSUs, except for Messrs. Morris and Selby, who had no outstanding equity awards as of such date.
(3)	Mr. Morris’s service as a member of the Board ceased on June 8, 2023, the date of the 2023 annual meeting of stockholders.
(4)	Mr. Selby did not stand for re-election at the 2023 annual meeting of stockholders, and thus resigned from the Board, effective June 8, 2023.

Following Rubicon’s going public transaction, the Board adopted a director compensation policy, pursuant to which Rubicon’s non-employee directors receive the following:

●	Annual cash retainer of $75,000 for service on the Board;

●	Additional annual cash retainers of $25,000 (per committee) for service as the chair of the Audit Committee, the Compensation Committee, the Corporate Citizenship Committee or the Nominating and Corporate Governance Committee;

●	Additional annual cash retainers of $25,000 (per committee) for service as a member of the Audit Committee, the Compensation Committee, the Corporate Citizenship Committee or the Nominating and Corporate Governance Committee

●	Annual equity grant of RSUs under the 2022 Plan with a value of approximately $250,000 in connection with Rubicon’s annual meetings; and

●	Initial equity grant of RSUs under the 2022 Plan with a value of approximately $500,000.

In accordance with the director compensation policy, each non-employee director received his or her initial RSU grant under the 2022 Plan on January 6, 2023 of 125,628 RSUs, which will vest annually over two years. For 2023, non-employee directors did not receive an annual equity grant in connection with their Board service and the initial equity grant value of RSUs was reduced to reflect approximately 42% of the original $500,000 target value. The director compensation policy also provides each director with reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of the Board and its committees.

Voting Requirements

Our bylaws state that, to be elected, a nominee must receive a plurality of the votes cast. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTOR NOMINEES SET FORTH IN THIS PROPOSAL ONE.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Cherry Bekaert LLP

Our Audit Committee has selected Cherry Bekaert LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024 and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the number of votes cast “FOR” and “AGAINST” the proposal. In the event that Cherry Bekaert LLP is not ratified by our stockholders, the Audit Committee will review its future selection of our independent registered public accounting firm.

Representatives of Cherry Bekaert LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

As described above, Cherry Bekaert LLP was our independent registered accounting firm for the fiscal year ended December 31, 2023, and December 31, 2022.

Aggregate fees for professional services rendered for Rubicon by Cherry Bekaert LLP for the fiscal years ended December 31, 2023, and December 31, 2022, were as follows:

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees	$622,500	$495,000
Audit-Related Fees	$194,784	$152,146
Tax Fees	$-	$103,760
All Other Fees	$-	$-
Total	$817,284	$750,906

Audit Fees. Cherry Bekaert LLP was engaged as our independent registered public accounting firm to audit our financial statements for the year ended December 31, 2023, and December 31, 2022, and to perform services in connection with our registration statements.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are related to subscriptions to online accounting, educational, and public company transition matters.

Tax Fees. Represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning.

All Other Fees. Represent fees billed for products and services provided by the accounting firm, other than the services reported for the other three categories.

Auditor Independence. The Audit Committee has considered the non-audit services provided by Cherry Bekaert LLP and determined that the provision of such services had no effect on Cherry Bekaert LLP’s independence from Rubicon.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by our independent registered public accounting firm and has adopted a pre-approval policy (“Pre-Approval Policy”). In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board (“PCAOB”)’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

The Audit Committee has not waived the pre-approval requirement for any services rendered by Cherry Bekaert LLP to Rubicon. All of the services provided by Cherry Bekaert LLP to the Company described above were pre-approved by the Audit Committee.

Voting Requirements

The Company’s bylaws require the affirmative vote of the holders of a majority of the voting power of the shares present in person via remote communication or represented by proxy duly authorized at the meeting and entitled to vote to approve the Ratification of Appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to Rubicon regarding beneficial ownership of shares of Common Stock as of the Record Date by:

●	each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock;

●	each of our named executive officers and directors; and

●	all current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that the persons and entities identified in the table below possess sole voting and investment power over all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options, public warrants (“Warrants”) and other convertible or exchangeable securities (including Class B Units of Holdings LLC (“Class B Units”)) that are exercisable or may be converted or will be exercisable or convertible within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding those options, Warrants or other securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Subject to the preceding sentence, the beneficial ownership percentages set forth in the table below are based on 52,406,059 shares of Class A Common Stock and 1,051,627 shares of Class V Common Stock issued and outstanding as of the Record Date.

Name and Address of Beneficial Owners(1)	Number of Shares of Class A Common Stock	Percent of Class A Common Stock	Number of Shares of Class V Common Stock	Percent of Class V Common Stock	Combined Voting Power
Directors and Named Executive Officers
Phil Rodoni	376,673	*	68,130	6.48%	*
Kevin Schubert	235,594	*	-	-	*
Tom Owston	9,375	*	-	-	*
Andres Chico	171,023	*	-	-	*
Osman Ahmed	15,704	*	-	-	*
Ambassador Paula J. Dobriansky	15,704	*	3,062	*	*
Brent Callinicos	15,704	*	39,325	3.74%	*
Barry Caldwell	15,704	*	-	-	*
Paula Henderson	15,704	*	-	-	*
All Directors and Named Executive Officers as a Group (9 Individuals)	871,185	1.66%	110,517	10.51%	1.84%

Greater than 5% Stockholders
Jose Miguel Enrich(2)	18,158,018	34.32%	-	-	33.65%
MBI Holdings, LP(2)(3)	6,376,309	12.05%	-	-	11.82%
Palantir Technologies, Inc.(4)	5,233,625	9.99%	-	-	9.79%
Guardians of New Zealand Superannuation(5)	2,864,113	5.47%	-	-	5.36%
Mizzen Capital, LP(6)	2,804,529	5.29%	-	-	5.19%
SES North America, Inc.(7)	-	-	395,581	37.62%	*
Park Investment Holdings LLC(8)	-	-	202,135	19.22%	*
Sheila L. Bailey(9)	-	-	66,128	6.29%	*

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each person listed hereunder is c/o Rubicon Technologies, Inc., 950 E Paces Ferry Road NE, Suite 810, Atlanta, GA 30326.
(2)	Mr. Enrich may be deemed to beneficially own the securities held directly and indirectly by the entities and in the amounts as follows: (a) (i) warrants to purchase 498,119 shares of Class A Common Stock and (ii) 5,878,190 shares of Class A Common Stock, held by MBI Holdings, LP ("MBI"); (b) 2,135,534 shares of Class A Common Stock held by GFAPCH FO, S.C. ("Ontario GP"); (c) 428,367 shares of Class A Common Stock held by DGR Holdings LLC ("DGR"); (d) 345,814 shares of Class A Common Stock held by Pequeno Holdings LLC ("Pequeno"); and (e) 269,151 shares of Class A Common Stock held by Bolis Holdings LLC ("Bolis"). Mr. Enrich is the general partner of MBI, and the sole director of each of Ontario GP, DGR, Pequeno and Bolis. Accordingly, Mr. Enrich has voting and dispositive control over such securities held by such entities and may be deemed to beneficially own such securities. Mr. Enrich disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The business address of each of Mr. Enrich, MBI, Ontario GP, DGR, Pequeno and Bolis is 781 Crandon Blvd 902, Key Biscayne, FL 33149.
(3)	Consists of (a) 5,878,190 shares of Class A Common Stock and (b) warrants to purchase 498,119 shares of Class A Common Stock.
(4)	The business address is 1200 17th Street, Floor 15, Denver, CO 80202.
(5)	Guardians of New Zealand Superannuation is a New Zealand autonomous crown entity (“Guardians”). Matthew Whineray is the chief executive officer of Guardians and has voting and dispositive control over the securities held by Guardians. Therefore, Mr. Whineray may be deemed to beneficially own such securities held by Guardians. The business address of Mr. Whineray and Guardians is Level 12, 21 Queen Street, Auckland 1010, New Zealand.
(6)	Consists of (a) 2,196,240 shares of Class A Common Stock and (b) warrants to purchase 608,289 shares of Class A Common Stock. All such shares of Class A Common Stock and warrants are held indirectly by each of Elizabeth Karter, Marilyn Adler and Chen Li, whom exercise the right to vote or dispose such securities through Mizzen Capital GP, LLC the general partner of Mizzen LP, by unanimous consent. Each of Ms. Karter, Ms. Adler and Ms. Li disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address is 263 Tresser Blvd, 9th Floor, Stamford, CT 06901.
(7)	The business address is 318 W. Adam St., Ste 1107, Chicago, IL 60606.
(8)	The business address is 2970 Peachtree Rd. NW, Ste 265, Atlanta, GA 30305.
(9)	The business address is 246 Elizabeth St. NE, Atlanta, GA 30307.

EXECUTIVE OFFICERS

Our executive officers and their ages as of May 1, 2024 and positions with Rubicon are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Phil Rodoni	51	Chief Executive Officer
Kevin Schubert	47	Chief Financial Officer, President, & Corporate Secretary
Tom Owston	37	Chief Commercial Officer

Our Board chooses our executive officers, who then serve at the discretion of our Board. There are no other family relationships among our directors or executive officers.

Phil Rodoni. Mr. Rodoni is our Chief Executive Officer and a member of our Board. Until October 2022, Mr. Rodoni served as our Chief Technology Officer and in this role at Holdings LLC since 2015, where he leads all of Rubicon’s technology innovation, product development, business intelligence, and research and development. From 2011 to 2015, Mr. Rodoni served as Vice President of Software Development at Esurance, where he enabled the company to expand its offerings and geographic footprint. From 2010 to 2011, Mr. Rodoni served as Vice President of Software Development at Travelzoo (Nasdaq: TZOO). Prior to that, Mr. Rodoni served as Vice President of eBusiness at Charles Schwab (NYSE: SCHW) from 1997 to 2009 and Senior Consultant at SEER Technologies from 1994 to 1997. Mr. Rodoni received a B.A in Economics from the University of California at Berkeley and an M.B.A. from the Haas School of Business.

Kevin Schubert. Since November 2022, Mr. Schubert has served as our President. Since February 2023, he has served as our Chief Financial Officer and Corporate Secretary. Mr. Schubert previously served as our Chief Development Officer and Head of Investor Relations since August 2022. Prior to joining Rubicon, Mr. Schubert served as an executive/advisor to multiple companies, including as Chief Financial Officer of the Ocean Park Group, an early stage company focused on experiential hospitality, from August 2020 to August 2022, as a Consultant to Founder SPAC, the Company’s predecessor, from December 2021 to May 2022 and as Chief Operating Officer of Altitude Acquisition Corp. from December 2020 to August 2022. In addition, Mr. Schubert served as the Senior Vice President of Corporate Development and Strategy at Red Rock Resorts, Inc. from August 2017 to July 2020, where he led key initiatives in mergers and acquisitions, contract negotiation, and strategic planning, and as Vice President of Strategy and Operations and Associate General Counsel at Las Vegas Sands Corp. Mr. Schubert started his career as a consultant at Accenture and was trained as an attorney at Gibson, Dunn & Crutcher LLP, where he was a Corporate Finance Associate. Mr. Schubert received both a J.D. and an M.B.A. from The University of California, Los Angeles and a Bachelor of Science in Management Information Systems from The University of Arizona.

Tom Owston. Mr. Owston is our Chief Commercial Officer and previously served in this role at Rubicon Technologies Holdings LLC since June 2021, overseeing all U.S. accounts with a focus on retention, customer satisfaction, and growth. From September 2020 to June 2021, Mr. Owston was Rubicon Technologies Holdings LLC’s Vice President of Sales and Customer Relations. He rejoined Rubicon Technologies Holdings LLC in September 2020, after two years at ADP (Nasdaq: ADP), where he served as District Manager for TotalSource and consulted with companies on HR solutions. Prior to ADP, Mr. Owston was Rubicon Technologies Holdings LLC’s Director of Retail Business from 2015-2018. Previously, Mr. Owston worked as an Account Executive at Mercatus, a vertical SaaS platform built specifically for the renewable energy industry, and as a Strategic Account Director at Big Belly Solar, an Internet of Things trashcan hardware/software company. Mr. Owston received a B.S. in History with a minor in Business Administration from Northeastern University and currently serves as a member of the board of directors for Northeastern University’s Rowing Program.

EXECUTIVE COMPENSATION

As an emerging growth company, Rubicon has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Exchange Act, when detailing the executive compensation of Rubicon’s executives. This section discusses the material elements of compensation awarded to, earned by or paid to our principal executive officer, our two next most highly compensated executive officers serving as of December 31, 2023, and one of former executive officer required to be included under SEC rules. These individuals are referred to as Rubicon’s “Named Executive Officers” or “NEOs.”

Introduction

For the fiscal year ended December 31, 2023, Company’s NEOs were:

●	Philip Rodoni, Chief Executive Officer;

●	Kevin Schubert, Chief Financial Officer; President;

●	Renaud de Viel Castel, Former Chief Operating Officer; and

●	Michael Heller, Former Chief Administrative Officer.

The objective of Company’s compensation program is to provide a total compensation package to each NEO that will enable Company to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our stockholders, encourage individual and collective contributions to the successful execution of our short and long-term business strategies, and reward NEOs for favorable performance.

2023 Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to Company by our NEOs during the fiscal years ended December 31, 2023 and 2022. Additional information on our NEOs annual compensation for the 2023 fiscal year is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Philip Rodoni	2023	$788,760	$50,250	$1,620,000	$5,154		$2,464,164
Chief Executive Officer	2022	$670,000	$1,797,735	$3,031,044	$19,575		$5,518,354

Kevin Schubert	2023	$583,750	$10,996	$2,234,788	$-		$2,829,534
Chief Financial Officer; President(4)

Renaud de Viel Castel	2023	$475,000	$237,500	$1,246,552	$5,769		$1,964,821
Former Chief Operating Officer(5)	2022	$475,000	$1,275,000	-	$5,705		$1,755,705

Michael Heller	2023	$99,993	$-	$3,273,727	$3,106,183	(6)	$6,479,903
Former Chief Administrative Officer	2022	$542,192	$1,414,414	-	$8,636		$1,965,242

(1)	Amounts in this column for 2023 represent discretionary annual bonuses, as described under “Narrative Disclosure to the Summary Compensation Table-Annual Cash Bonuses” below.
(2)	Represents the grant date fair value of restricted stock units (“RSUs”) granted under the Rubicon Technologies Inc. 2022 Equity Incentive Plan (the “2022 Plan”), calculated in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the RSUs, please see Note 15 to our consolidated financial statements in Rubicon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)	Amounts in this column for the NEOs include Rubicon matching contributions under its 401(k) plan.
(4)	Mr. Schubert became an NEO for the first time in 2023 and therefore only his 2023 compensation is reportable.
(5)	Mr. de Viel Castel departed from his role as Chief Operating Officer, effective February 16, 2024.
(6)	Amount includes cash severance paid to Mr. Heller in the amount of $3,104,183, which is comprised as follows: (i) separation payments of $2,805,859; (ii) a separation payment of $271,098, equal to 100% of Mr. Heller’s 2022 target annual bonus opportunity; and (iii) payments of certain other benefits, including COBRA premiums, life and disability insurance premiums, a payment in lieu of outplacement services and a reimbursement of attorneys’ fees incurred in connection with negotiating Mr. Heller’s separation agreement.

Narrative Disclosure to the Summary Compensation Table

Principal Objectives of Rubicon’s Compensation Program for Named Executive Officers

Rubicon’s executive compensation program reflects its growth and development-oriented corporate culture. To support this culture, the following objectives have guided Rubicon’s decisions with respect to the compensation provided to its NEOs:

●	attract, retain and incentivize highly effective executives who share Rubicon’s values and philosophy;

●	align the interests of Rubicon’s NEOs with the interests of its stockholders and, prior to the Business Combination, its interest holders; and

●	reward the NEOs for creating long-term value.

Employment Agreements

Rodoni Employment Agreement

On March 20, 2023, the Company and Philip Rodoni entered into the Rodoni Employment Agreement memorializing the terms of Mr. Rodoni’s employment as Chief Executive Officer of the Company, which became effective on the same date, superseding the employment agreement previously entered into on November 8, 2022 between the Company with Mr. Rodoni.

The Rodoni Employment Agreement, which has a term of three years, provides for (i) an initial annual base salary of $800,000, subject to Board review and adjustment after the first year of his term; (ii) an annual target bonus of 100% of his base salary, subject to Board adjustment in years two and three of his term; (iii) during the first year of his term, an award of 2 million RSUs under the 2022 Plan; (iv) during each of the second and third years of his term, an award of $5,850,000 in RSUs under the Plan; (v) eligibility for awards under Rubicon Global Holdings, LLC’s incentive plans; and (vi) eligibility to participate in all employee benefit plans or programs of the Company generally available to any of its employees. The Rodoni Employment Agreement also contains special payments in connection with certain termination and change in control events, described below under “Potential Payments upon Termination or Change in Control.”

Schubert Employment Agreement

On March 20, 2023, the Company and Kevin Schubert entered into an executive employment agreement (the “Schubert Employment Agreement”) memorializing the terms of Mr. Schubert’s employment as President and Chief Financial Officer of the Company, which became effective on the same date, superseding the employment agreement previously entered into on November 8, 2022 between the Company with Mr. Schubert.

The Schubert Employment Agreement, which has a term of four years, provides for (i) an initial annual base salary of $650,000, subject to Company review and increase by no less than 15% annually; (ii) an annual target bonus of no less than 70% of his base salary; (iii) during the first year of his term, an award of $3.9 million in RSUs under the 2022 Plan; (iv) during each of the subsequent three years of his term, an award of RSUs under the 2022 Plan valued at 600% of Mr. Schubert’s then current base salary; (v) eligibility for awards under Rubicon Global Holdings, LLC’s incentive plans and (vi) eligibility to participate in all employee benefit plans or programs of the Company generally available to any of its employees. The Schubert Employment Agreement also contains special payments in connection with certain termination and change in control events, described below under “Potential Payments upon Termination or Change in Control.”

de Viel Castel and Heller Agreements

Mr. de Viel Castel entered into an employment agreement with Holdings LLC, dated as of December 14, 2017, which was amended April 10, 2019, April 6, 2020, February 8, 2021, and December 1, 2021 (as amended from time to time, the “de Viel Castel Employment Agreement”). In addition to standard terms relating to base salary, annual cash bonus, and benefits eligibility, the de Viel Castel Employment Agreement provides for severance in the event of certain terminations of employment, as described below under “Potential Payments Upon Termination or Change in Control.” Mr. Heller entered into an employment agreement with Holdings LLC, dated as of November 17, 2016 (as amended from time to time, the “Heller Employment Agreement” and, together with the de Viel Castel Employment Agreement, the “Former NEO Employment Agreements”, and together with the Rodoni Employment Agreement and Schubert Employment Agreement, the “Employment Agreements”). Messrs. de Viel Castel and Heller’s employment ended as of February 16, 2024 and February 15, 2023, respectively. Mr. Heller entered into a General Release and Separation Agreement, described below under “Potential Payments upon Termination or Change in Control.”

Pursuant to the Employment Agreements, each NEO is subject to customary confidentiality and intellectual property covenants. The Former NEO Employment Agreements and the Schubert Employment Agreement also contain non-competition and non-solicitation covenants that extend for 24 months following the NEO’s termination of employment.

Base Salary

Each NEO receives a base salary to compensate him or her for the satisfactory performance of services rendered to Rubicon. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for the NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in the Employment Agreements. Pursuant to the Employment Agreements, Mr. Schubert is entitled to at least a 15% increase in base salary each year, which may be further adjusted upward by the Compensation Committee from time to time. As of January 1, 2023, the NEOs’ base salary rates were as follows: (i) Mr. Rodoni, $670,000, (ii) Mr. Schubert, $385,000, (iii) Mr. de Viel Castel, $475,000, and (iv) Mr. Heller, $623,521. On March 30, 2023, in connection with the negotiation of their Employment Agreements, Mr. Rodoni’s base salary rate increased to $800,000 and Mr. Schubert’s base salary rate increased to $650,000.

Annual Cash Bonuses

Pursuant to the Employment Agreements, the NEOs have the opportunity to earn discretionary annual performance-based cash bonuses, based upon the achievement of key performance indicators, as determined by the Compensation Committee, and other pre-established factors, such as leadership and adherence to Rubicon’s mission and values, capital fundraising, recruiting talent, managing Rubicon’s business, and Rubicon’s achievement of adjusted gross profit goals established by the Compensation Committee. As of January 1, 2023, the NEOs’ target bonuses, as a percentage of their respective base salaries, were as follows: (i) Mr. Rodoni, 50%, (ii) Mr. Schubert, 50%, and (iii) Mr. de Viel Castel, 35%. On March 20, 2023, in connection with the negotiations of their employment agreements, Mr. Rodini’s bonus target was increased to 100% of his base salary and Mr. Schubert’s bonus target was increased to 70% of his base salary. Mr. Heller was not eligible to receive a bonus related to his 2023 service.

The Compensation Committee retains ultimate discretion over all bonus payouts, and no annual bonuses are paid unless approved by the Compensation Committee. No annual bonuses were paid with respect to the 2023 performance year.

Long-Term Equity Compensation

Rubicon maintains the 2022 Plan to promote and closely align the interests of employees, officers, non-employee directors and other service providers of Rubicon and its stockholders, to attract and retain the best available employees for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of Rubicon.

The 2022 Plan, which became effective on August 15, 2022 in connection with the closing of our going public transaction, provides for the grant to certain employees, officers, non-employee directors and other services providers of options, stock appreciation rights, RSUs, restricted stock and other stock-based awards, any of which may be performance-based, and for incentive bonuses, which may be paid in cash, common stock or a combination thereof, as determined by the Company’s Compensation Committee. Under the 2022 Plan, 3,982,409 shares of Class A common stock (reflecting the impact of the Company’s 1-for-8 reverse stock split) were authorized and reserved for issuance under the plan as of December 31, 2023. An additional 2,055,769 shares of Class A common stock have become available for issuance under the 2022 Plan on January 1, 2024, as a result of the plan’s evergreen provision.

On January 6, 2023, Mr. Schubert received a grant of 31,407 RSUs, which vest subject to Mr. Schubert’s continued service with the Company through one-year anniversary of the grant date. In connection with their respective Employment Agreements, in 2023, Messrs. Rodoni and Schubert received grants of 250,000 RSUs and 278,571 RSUs, respectively, each of which vested on December 15, 2023.

As previously disclosed, in connection with the closing of our going public transaction in 2022 and in satisfaction of certain special performance bonuses, the retention bonuses and the post-sale retention bonuses, Mr. de Viel Castel (i) received approximately $1.275 million in cash and (ii) on October 21, 2022, the Compensation Committee approved the grant of 749,275 fully vested RSUs to be settled after February 11, 2023 but no later than March 15, 2023. Mr. de Viel Castel initially declined the grant of these RSUs, but on February 16, 2023, Mr. de Viel Castel accepted this grant and a second award of 714,686 fully vested RSUs, pursuant to a subsequent settlement and release agreement entered with the Company. The awards were granted on February 16, 2023. Also as previously disclosed, in connection with the closing of our going public transaction in 2022 and in satisfaction of the special performance bonus, the retention bonus, the post-sale retention bonus and the additional bonus, Mr. Heller (i) received approximately $1.41 million in cash and (ii) on October 21, 2022, the Compensation Committee approved the grant of 1,173,822 fully vested RSUs to be settled after February 11, 2023 but no later than March 15, 2023. Mr. Heller initially declined these RSUs, but on February 15, 2023, Mr. Heller subsequently accepted this grant and a second award of 1,775,480 fully vested RSUs, pursuant to the Heller Separation Agreement.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2023.

Stock Awards(1)
Name	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)
Philip Rodoni	-		-

Kevin Schubert	31,407	(3)	58,103

Renaud de Viel Castel	-		-

Michael Heller	-		-

(1)	Awards reflected in this table were granted under the 2022 Plan.
(2)	These time-vested RSUs vest in full on January 6, 2024, subject to the NEO’s continued service with the Company through the vesting date.
(3)	For purposes of this table, the market value of the awards is determined by multiplying the number of shares underlying the award by $1.85, the closing price of one share of Company Class A common stock on the last trading day of the year (December 29, 2023).

Additional Narrative Disclosure

Retirement, Health and Welfare Benefits

Each NEO is eligible to participate in employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as Rubicon’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs are also eligible to participate in a 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), to the same extent as Rubicon’s other full-time employees. Rubicon matches up to 50% of the first 4% of contributions made by participants in the 401(k) plan.

Potential Payments Upon Termination or Change in Control

Payments and Benefits under the Rodoni and Schubert Employment Agreements

Under the Rodoni and Schubert Employment Agreements, each NEO would have been entitled to payments and benefits in connection with certain termination and change in control scenarios described below if such scenarios had occurred on the last trading day of the year (December 29, 2023).

●	If terminated without “Cause” by the Company or if the NEO resigns for “Good Reason” (each as defined in the applicable Employment Agreement) the NEO is eligible to receive: (a) a prorated annual bonus for the annual performance period up to and including the termination date (with all individual performance goals deemed earned and all other performance goals deemed earned based on actual performance); (b) 12 months base salary continuation; (c) 12 months of COBRA premium reimbursement; (d) up to an aggregate of $7,500 in outplacement services for up to six months; and (e) the accelerated vesting of all granted, but then unvested, RSUs plus a one-time grant of fifty percent (50%) of the RSUs that would have been granted to him during the remainder of his term.

●	Upon a “Change in Control” (as defined under the applicable Employment Agreement), Messrs. Rodoni and Schubert will receive the same base salary, annual bonus opportunity, and RSU award opportunity, as are in effect at the time of the completion of the Change in Control.

●	Upon a “Sale Event” (as defined under the applicable Employment Agreement) or a Change in Control, Messrs. Rodoni and Schubert will (a) receive a one-time bonus payment of $8,500,000 and $850,000, respectively, and (b) become eligible for a retention bonus equal to 200% of his base salary if the NEO remains employed through the second-year anniversary of the Sale Event or Change in Control. If terminated without Cause by the Company or if he resigns with Good Reason in the two years following a Sale Event or Change in Control, the NEO will receive the Retention Bonus, prorated to reflect the time worked during the two-year period following the Sale Event or Change in Control.

●	If terminated without Cause by the Company or if the NEO resigns for Good Reason in the18 months following a Change in Control, Messrs. Rodoni and Schubert will receive the greater of: (a) the payments owed on a termination by the Company without Cause (as described above); or (b) (i) base salary continuation until the 18-month anniversary of the Change in Control; and (ii) a prorated bonus amount for the annual performance period through the executive’s termination date.

●	If either NEO’s employment with the Company is terminated due to the NEO’s disability, he will be eligible to receive (i) 12 months of COBRA premium reimbursements; and (ii) the accelerated vesting of all granted, but then unvested, RSUs plus a one-time grant of 50% of the RSUs that would have been granted to him during the remainder of his term.

●	If either NEO’s employment with the Company is terminated due to the NEO’s death, the NEO’s estate will be eligible to receive accelerated vesting of all granted, but then unvested, RSUs plus a one-time grant of 50% of the RSUs that would have been granted to him during the remainder of his term.

Payments and Benefits under the de Viel Castel Employment Agreement

Under the de Viel Castel Employment Agreement, Mr. de Viel Castel would have been entitled to payments and benefits in connection with certain termination and change in control scenarios described below if such scenarios had occurred on the last trading day of the year (December 29, 2023).

●	Under the de Viel Castel Employment Agreement, if Mr. de Viel Castel incurred a termination of employment due to disability, he would have been eligible to receive 50% of his base salary payable in installments over six months.

●	If Mr. de Viel Castel incurred a termination without “Cause” by the Company or a resignation by Mr. de Viel Castel for “Good Reason” (each as defined under the de Viel Castel Employment Agreement), he would have been eligible to receive: (a) a lump sum payment of severance equal to his base salary, (b) a prorated bonus amount for the year in which such termination occured based on actual performance, assuming full achievement of any individual performance goals, (c) COBRA continuation coverage for up to 6 months, grossed up for taxes and (d) outplacement services of up to $7,500 through the earlier to occur of 6 months or the date full time employment is was secured.

Payments and Benefits under the Heller Separation Agreement

Rubicon and Mr. Heller entered into a General Release and Separation Agreement providing for Mr. Heller’s separation as Chief Administrative Officer effective on February 15, 2023 (the “Heller Separation Agreement”). The Heller Separation Agreement provides that Mr. Heller is eligible for the following benefits generally payable in 2023, subject to his entering into a release of claims in favor of the Company and certain other conditions:

●	Separation payments of up to $2,805,859;

●	A separation payment of $271,098, equal to 100% of Mr. Heller’s target annual bonus opportunity;

●	An award of 1,775,480 fully vested RSUs on February 13, 2023, subject to a delayed settlement and lockup period of six months; and

●	Payment of certain other benefits, including 18 months of COBRA premiums (plus up to an addition $50,000 if Mr. Heller remains unemployed after such 18-month period), life and disability insurance premiums for 24 months, $7,500 payment in lieu of outplacement services and payment of up to $25,000 in attorneys’ fees incurred in connection with negotiating the Heller Separation Agreement.

Pursuant to the Heller Separation Agreement, Mr. Heller continues to be subject to an ongoing non-disparagement provision, and the ongoing confidentiality and intellectual property provisions contained in his employment agreement.

Following Rubicon’s going public transaction, the Board adopted a director compensation policy, pursuant to which Rubicon’s non-employee directors receive the following:

●	Annual cash retainer of $75,000 for service on the Board;

●	Additional annual cash retainers of $25,000 (per committee) for service as the chair of the Audit Committee, the Compensation Committee, the Corporate Citizenship Committee or the Nominating and Corporate Governance Committee;

●	Additional annual cash retainers of $25,000 (per committee) for service as a member of the Audit Committee, the Compensation Committee, the Corporate Citizenship Committee or the Nominating and Corporate Governance Committee

●	Annual equity grant of RSUs under the 2022 Plan with a value of approximately $250,000 in connection with Rubicon’s annual meetings; and

●	Initial equity grant of RSUs under the 2022 Plan with a value of approximately $500,000.

In accordance with the director compensation policy, each non-employee director received his or her initial RSU grant under the 2022 Plan on January 6, 2023 of 125,628 RSUs, which will vest annually over two years. For 2023, non-employee directors did not receive an annual equity grant in connection with their Board service and the initial equity grant value of RSUs was reduced to reflect approximately 42% of the original $500,000 target value. The director compensation policy also provides each director with reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of the Board and its committees.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2023, with respect to shares of Class A common stock that may be issued under the 2022 Plan, which became effective and was approved by stockholders on August 15, 2022, and certain other awards of incentive equity.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)[3]	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)(4)
Equity Compensation Plans Approved by Stockholders	528,742	[1]	-	3,982,409
Equity Compensation Plans Not Approved by Stockholders	17,331	[2]	-	-
Total	546,073		-	3,982,409

1.	Consists of 528,742 RSUs (including 10,117 vested RSUs) under the 2022 Plan.
2.	Consists of 17,331 vested deferred stock units (“DSUs”) awarded outside of the 2022 Plan. The DSUs were awarded in settlement of then-outstanding phantom units that were awarded when the Company was private and that contained the ability to be settled in shares of Company Class A common stock at the Company’s discretion. Following the closing of our going public transaction, the phantom units were settled with DSUs in connection therewith.
3.	Because there is no exercise price associated with RSUs or DSUs, there is no weighted-average exercise price reportable in column (b).
4.

Column (c) represents shares available for issuance under the 2022 Plan. Pursuant to the evergreen provision in the 2022 Plan, the number of shares of Class A common stock available for issuance increases automatically on January 1 of each calendar year of the Company beginning in 2023 in an amount equal to 5% of the aggregate number of outstanding shares of our Class A common stock on the final day of the immediately preceding calendar year. As of January 1, 2024, an additional 2,055,769 shares of Class A common stock were added to the share reserve as pursuant to the evergreen provision.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of certain relationships and transactions since January 1, 2019, involving our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them (each a “Related Party”).

The descriptions of the various agreements and arrangements are not complete and are qualified in their entirety by reference to the complete text of the agreements, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Certain Relationships and Related Transactions—Founder

Founder Shares

On April 27, 2021, the Founder SPAC Sponsor LLC (“Sponsor”) made a capital contribution of $25,000, or approximately $0.003 per share, to cover certain of Founder’s expenses, for which Founder issued 7,906,250 Class B Shares of the Founder (“Founder Class B Shares”) to the Sponsor. On August 15, 2022, (a) pursuant to the sponsor agreement (“Sponsor Agreement”), the Founder Class B Shares converted on a one-to-one basis into Class A Common Stock in connection with the domestication to Delaware (the “Domestication”), (b) pursuant to the Rubicon equity investment agreement (“Rubicon Equity Investment Agreement”), Founder forfeited for no consideration 160,000 Founder Class B Shares, and (c) pursuant to the sponsor forfeiture agreement, Sponsor forfeited for no consideration 1,000,000 Founder Class B Shares immediately prior to the closing of the Business Combination (the “Closing” or “Closing Date”). Class A Common Stock held by the Sponsor is subject to certain transfer restrictions set forth in the Sponsor Agreement described below.

Promissory Note

On April 27, 2021, the Sponsor agreed to loan Founder an aggregate of up to $300,000 to cover expenses related to Founder’s initial public offering (the “IPO”) pursuant to a promissory note. This note was non-interest bearing and any amounts drawn on the note were payable on the earlier of (i) December 31, 2022 or (ii) the consummation of the IPO. Founder had not drawn on this note and it was terminated in connection with the consummation of the Business Combination.

Private Placement Warrants

Simultaneously with the closing of the IPO, in a private placement, Founder sold 12,623,125 private placement warrants of Founder (“Founder Private Placement Warrants”) to the Sponsor, and 1,581,250 Founder Private Placement Warrants to Jefferies LLC, in each case at a purchase price of $1.00 per Founder Private Placement Warrant, generating gross proceeds to the Company of $14,204,375. In connection with the Domestication, each Founder Private Placement Warrant converted into a Private Warrant, representing a right to purchase one share of Class A Common Stock at $11.50 per share.

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Sponsor, Holdings LLC, and certain holders of Rubicon Interests (as defined therein) (the “Rubicon Legacy Holders” and together with the Sponsor and any persons who thereafter become party to the agreement, the “RRA Holders”) entered into the amended and restated registration rights agreement (“A&R Registration Rights Agreement”) with Rubicon. Pursuant to the A&R Registration Rights Agreement Rubicon is required to file a registration statement registering for resale (i) all outstanding shares of Class A Common Stock held by the RRA Holders immediately following the Closing, (ii) all shares of Class A Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security held directly or indirectly by a RRA Holder immediately following the Closing, (iii) any Warrants or shares of Class A Common Stock that may be acquired by the RRA Holders upon the exercise of a Warrant or other right to acquire Class A Common Stock held by a RRA Holder immediately following the Closing, (iv) any shares of Class A Common Stock or Warrants otherwise acquired or owned by a RRA Holder following the date of the A&R Registration Rights Agreement to the extent that such securities are “restricted securities” (as defined in Rule 144 of the Securities act (“Rule 144”)) or are

otherwise held by an “affiliate” (as defined in Rule 144) of Rubicon, and (v) any other equity security of Rubicon or its subsidiaries issued or issuable with respect to any of the foregoing pursuant to a reorganization, stock split, stock dividend, or like transaction. Rubicon thereafter is required to maintain a registration statement that is continuously effective and to cause the registration statement to regain effectiveness in the event that it ceases to be effective. The parties to the A&R Registration Rights Agreement have certain “demand” and “piggyback” registration rights under the agreement. Rubicon will bear the expenses incurred in connection with the filing of any registration statements pursuant to the A&R Registration Rights Agreement. Related Parties to the A&R Registration Rights Agreement include Sponsor (greater than 5% beneficial owner), RGH, Inc. (greater than 5% beneficial owner), MBI Holdings LP (greater than 5% beneficial owner), RUBCN Holdings LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), RUBCN IV LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), RUBCN Holdings V LP (controlled by a greater than 5% beneficial owner), GFAPCH FO, S.C. (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), Jose Miguel Enrich (a greater than 5% beneficial owner), Guardians of New Zealand Superannuation (a greater than 5% beneficial owner), and Messrs. Morris (Chairman and former Chief Executive Officer), Rodoni (Chief Technology Officer), Heller (Chief Administrative Officer), Anderson (Chief Financial Officer), de Viel Castel (Chief Operations Officer), Meyer (former General Counsel), Rachelson (Chief Sustainability Officer), Sampson (Chief Marketing & Communications Officer), Owston (Interim Chief Commercial Officer), and Chico (Director).

Sponsor Agreement

Concurrent with the execution of the merger agreement (“Merger Agreement”), the Sponsor and the certain insiders of Founder (the “Insiders”) entered into the Sponsor Agreement, pursuant to which the Sponsor and the Insiders agreed, among other things, not to transfer any Class A Common Stock or private warrant of the Company (“Private Warrants”) (or any shares of Class A Common Stock issuable upon conversion or exercise thereof) until the earlier of (i) February 11, 2023 (180 days after the Closing Date) and (ii) the date after the Closing Date on which Rubicon completes a liquidation, merger, or similar transaction that results in all of Rubicon’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. In the event that Rubicon waives, releases, or terminates a lock-up agreement with respect to any shares or holders, then the Sponsor and the Insiders will be granted a similar waiver, release, or termination with respect to a pro rata portion of the securities held thereby and subject to the foregoing restrictions.

Tax Receivable Agreement

Concurrent with the Closing, Rubicon and Holdings LLC entered into a tax receivable agreement (the “Tax Receivable Agreement” or “TRA”) with Rubicon continuing unitholders and blocked unitholders (together, the “TRA Holders”) and a designated TRA representative. Pursuant to the Tax Receivable Agreement, among other things, Rubicon is required to pay to the TRA Holders 85% of the amount of the net cash tax savings, if any, that Rubicon realizes (or, under certain circumstances, is deemed to realize) as a result of (i) increases in tax basis (and utilization of certain other tax benefits) resulting from Class B Unit of Holdings LLC (“Class B Unit” or “Class B Units”) future exchanges, (ii) certain favorable tax attributes (such as net operating losses attributable to pre-merger tax periods) Rubicon acquired in the blocker merger (“Blocker Merger” or “Blocker Mergers”) and (iii) any payments Rubicon makes to the TRA Holders under the Tax Receivable Agreement (including tax benefits related to imputed interest).

Rubicon will retain the benefit of the remaining 15% of these net cash tax savings. The obligations under the Tax Receivable Agreement are Rubicon’s obligations and not obligations of Holdings LLC. For purposes of the Tax Receivable Agreement, the benefit deemed realized by Rubicon generally will be computed by comparing Rubicon’s U.S. federal, state and local income tax liability to the amount of such U.S. federal, state and local taxes that Rubicon would have been required to pay had it not been able to utilize any of the benefits subject to the Tax Receivable Agreement. The actual tax benefits realized by Rubicon may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits.

The term of the Tax Receivable Agreement will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or have expired, unless Rubicon exercises its right to terminate the Tax Receivable Agreement (or the Tax Receivable Agreement is terminated due to a change in control or our breach of a material obligation thereunder), in which case Rubicon will be required to make the termination payment specified in the Tax Receivable Agreement, as described below. We expect that all of the intangible assets, including goodwill, of Holdings LLC allocable to Holdings LLC units acquired or deemed acquired by Rubicon from a holder of exchangeable units and in taxable exchanges following transactions contemplated by the Business Combination will be amortizable for tax purposes.

Estimating the amount and timing of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors and future events. The actual increase in tax basis and utilization of tax attributes, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including:

●	the timing of purchases or future exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Holdings LLC at the time of each redemption or exchange of Class B Units;

●	the price of shares of Class A Common Stock at the time of the purchase or exchange—the tax basis increase in the assets of Holdings LLC is directly related to the price of shares of Class A Common Stock at the time of the purchase or exchange;

●	the extent to which such purchases or exchanges are taxable—if the redemption or exchange of Class B Units is not taxable for any reason, increased tax deductions will not be available;

●	the holders tax basis—the amount of the exchanging unitholder’s tax basis in its Class B Units at the time of the relevant exchange;

●	the amount, timing and character of Rubicon’s income—we expect that the Tax Receivable Agreement will require Rubicon to pay 85% of the tax savings as and when realized or deemed realized. If Rubicon does not have taxable income during a taxable year, Rubicon generally will not be required (absent a change in control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in tax savings in a given tax year may generate tax attributes that may be used to generate tax savings in previous or future taxable years. The use of any such tax attributes will generate tax savings that will result in payments under the Tax Receivable Agreement; and

●	the applicable tax rates—U.S. federal, state and local tax rates in effect at the time that we realize the relevant tax benefits.

In addition, the amount of certain favorable tax attributes we acquired in the Blocker Mergers (such as net operating losses and tax refunds), the amount of each continuing member’s tax basis in its Holdings LLC units at the time of the exchange, the depreciation and amortization periods that apply to the increases in tax basis, the timing and amount of any earlier payments that Rubicon may have made under the Tax Receivable Agreement, and the portion of Rubicon’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis are also relevant factors.

Rubicon has the right to terminate the Tax Receivable Agreement, in whole or in part, at any time. The Tax Receivable Agreement provides that if (i) Rubicon exercises its right to early termination of the Tax Receivable Agreement in whole (that is, with respect to all benefits due to all beneficiaries under the Tax Receivable Agreement) or in part (that is, with respect to some benefits due to all beneficiaries under the Tax Receivable Agreement), (ii) Rubicon experiences certain changes in control, (iii) the Tax Receivable Agreement is rejected in certain bankruptcy proceedings (and Rubicon does not cure the rejection in 90 days), (iv) Rubicon fails (subject to certain exceptions) to make a payment under the Tax Receivable Agreement within 180 days after the due date, or (v) Rubicon materially breaches its obligations under the Tax Receivable Agreement (and does not cure such breach in 90 days), Rubicon will be obligated to make an early termination payment to the beneficiaries under the Tax

Receivable Agreement equal to the present value of all payments that would be required to be paid by Rubicon under the Tax Receivable Agreement. The amount of such payments will be determined on the basis of certain assumptions in the Tax Receivable Agreement, including (i) the assumption that Rubicon would have enough taxable income to fully utilize the tax benefit resulting from the tax assets that are the subject of the Tax Receivable Agreement, (ii) the assumption that any item of loss, deduction or credit generated by a basis adjustment or imputed interest arising in a taxable year preceding the taxable year that includes an early termination will be used by Rubicon ratably from such taxable year through the earlier of (x) the scheduled expiration of such tax item or (y) 15 years; (iii) the assumption that any non-amortizable assets are deemed to be disposed of in a fully taxable transaction on the fifteenth anniversary of the earlier of the basis adjustment and the early termination date; (iv) the assumption that U.S. federal, state and local tax rates will be the same as in effect on the early termination date, unless scheduled to change; and (v) the assumption that any exchangeable units (other than those held by Rubicon) outstanding on the termination date are deemed to be exchanged for an amount equal to the market value of the corresponding number of shares of Class A Common Stock on the termination date. The amount of the early termination payment is determined by discounting the present value of all payments that would be required to be paid by Rubicon under the Tax Receivable Agreement at a rate equal to the lesser of (a) 6.5% and (b) London Interbank Offered Rate (“LIBOR”) (or a replacement rate) plus 400 basis points.

The payments that we will be required to make under the Tax Receivable Agreement are expected to be substantial. If all of the continuing members of Holdings LLC were to exchange their Class B Units, the estimated tax benefits to Rubicon subject to the Tax Receivable Agreement would be approximately $394.6 million and the related undiscounted payment to the TRA Holders equal to 85% of the benefit would be approximately $335.5 million, assuming (i) exchanges occurred on the same day, (ii) a share price of $10.00 per share of Class A Common Stock, (iii) no material changes in relevant tax law, (iv) a constant combined effective income tax rate of 24.017% and (v) that we have sufficient taxable income in each year to realize on a current basis the increased depreciation, amortization and other tax benefits that are the subject of each Tax Receivable Agreement.

The actual future payments to the TRA Holders will vary based on the factors discussed above, and estimating the amount of payments that may be made under each Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors and future events.

Decisions made in the course of running our business, such as with respect to mergers and other forms of business combinations that constitute changes in control, may influence the timing and amount of payments we make under the Tax Receivable Agreement in a manner that does not correspond to our use of the corresponding tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of Rubicon’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR (or a replacement rate) plus 300 basis points from the due date (without extensions) of such tax return. Late payments generally accrue interest at a rate of LIBOR (or a replacement rate) plus 500 basis points commencing from the date on which such payment was due and payable. Because of our structure, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of Holdings LLC to make pro rata distributions to us. The ability of Holdings LLC to make such distributions will be subject to, among other things, restrictions of law or in the agreements governing our debt. If we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.

Additionally, Rubicon is required to indemnify and reimburse the TRA Representative (as defined in the TRA) who represents the TRA Holders under the Tax Receivable Agreement, for all costs and expenses, including legal and accounting fees and any other costs arising from claims in connection with the TRA Representative’s duties under the Tax Receivable Agreement, provided, the TRA Representative has acted reasonably and in good faith in incurring such expenses and costs. Michael Heller, in his capacity as Chief Administrative Officer of Rubicon, serves as the TRA Representative.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine. Although we are not aware of any material issue that would cause the IRS to challenge a tax basis increase, Rubicon will not, in the event of a successful challenge, be reimbursed for any payments previously made under the Tax Receivable Agreement (although Rubicon would reduce future amounts otherwise payable to a holder of rights under the Tax Receivable Agreement to the extent such holder has received excess payments). No assurance can be given that the IRS will agree with our tax reporting positions, including the allocation of value among our assets. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement significantly in excess of the benefit that Rubicon actually realizes. Rubicon may not be able to recoup those payments, which could adversely affect Rubicon’s financial condition and liquidity.

Generally, holders of rights under the Tax Receivable Agreement (including the right to receive payments) may not transfer their rights to another person without the written consent of Rubicon, except that all such rights may be transferred to another person to the extent that the corresponding Class B Units are transferred in accordance with the amended and restated limited liability company agreement of Holdings LLC (“A&R LLCA”).

Related Parties to the TRA include Messrs. Rodoni (Chief Executive Officer), Anderson (Chief Financial Officer), Meyer (former General Counsel), Callinicos (Director) and Owston (Interim Chief Commercial Officer), Amb. Dobriansky (Director), RGH, Inc. (greater than 5% beneficial owner), MBI Holdings LP (greater than 5% beneficial owner), RUBCN Holdings LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), RUBCN IV LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), and RUBCN Holdings V LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner).

Subscription Agreements

Certain Related Parties entered into Subscription Agreements upon the signing of the Merger Agreement, whereby at the Closing, Guardians of New Zealand Superannuation (a greater than 5% beneficial owner of Common Stock) was issued 3,300,000 shares of Class A Common Stock at a per share purchase price of $10.00 per share, and MBI Holdings LP, an entity beneficially owned by Jose Miguel Enrich (a greater than 5% beneficial owner of Common Stock), was issued 660,000 shares of Class A Common Stock at a per share purchase price of $10.00 per share. On August 12, 2022, Bolis Holdings LP, DRG Holdings LP, and Pequeno Holdings LP, entities controlled by Jose Miguel Enrich, entered into Subscription Agreements for $1.4 million, $1.5 million and $1.5 million, respectively, for the purchase of Class A Common Stock at a per share price of $10.00 on substantially similar terms as the other investors. At the Closing, Bolis Holdings LP, DRG Holdings LP, and Pequeno Holdings LP were issued 140,000, 150,000, and 150,000 shares of Class A Common Stock, respectively.

A&R LLCA

In connection with the Closing, Rubicon and the Rubicon Continuing Unitholders (as defined therein) entered into the A&R LLCA.

Equity. Rubicon holds a number of Class A Units in Holdings LLC (“Class A Units”) equal to the number of shares of Class A Common Stock issued and outstanding. Rubicon Continuing Unitholders hold all of the Class B Units and an equal number of shares of Class V Common Stock.

Redemption Right. Beginning on the date on which the aggregate interest of holders of Class B Units (other than the Class A Units and Class B Units held directly or indirectly by Rubicon) is less than 15%, Holdings LLC shall have the right, but not the obligation, to redeem all (but not less than all) outstanding Class B Units. Class B Units may be redeemed, at Holdings LLC’s election, for either shares of Class A Common Stock, cash of an equivalent value, or a combination thereof, in each case subject to certain adjustments made pursuant to and in accordance with the terms of the A&R LLCA.

Exchange Right. Class B Unit holders will have the right, from time to time, to elect to surrender Class B Units (an “Elective Exchange”) in exchange for (a) shares of Class A Common Stock, (b) cash, or (c) a combination of cash and Class A Common Stock, on the terms and subject to the conditions set forth in the A&R LLCA. Upon the exchange of a Class B Unit, one share of Class V Common Stock held by such holder of Class B Units will be automatically cancelled. Holders may make an Elective Exchange on a quarterly exchange date set by Holdings LLC, or prior to (i) certain extraordinary transactions (e.g., merger, consolidation) involving Rubicon or Holdings LLC or (ii) an Applicable Sale or Termination Transaction (each as defined in the A&R LLCA). At least two business days before an exchange date, Rubicon will give written notice of its intended form of exchange consideration; if it does not timely deliver such notice, Rubicon will be deemed to have elected to settle the exchange with shares of Class A Common Stock.

Adjustments. Holdings LLC shall have the authority, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Class A Units pursuant to the A&R LLCA, to maintain one-for-one parity between Class A Units held by Rubicon and issued and outstanding shares of Class A Common Stock.

Management. Rubicon is the managing member of Holdings LLC. As the sole manager, Rubicon generally controls the day-to-day business affairs and decision-making of Holdings LLC, without the approval of any other member. As such, Rubicon, through its officers and directors, is responsible for all operational and administrative decisions of Holdings LLC and daily management of Holdings LLC’s business. Pursuant to the terms of the A&R LLCA, Rubicon cannot be removed or replaced as the sole manager of Holdings LLC except by its resignation, which may be given at any time by written notice to the other members. Holders of Class B Units will have no participation rights other than as set forth in the A&R LLCA.

Compensation, Expenses. Rubicon is not be entitled to compensation for its services as the manager of Holdings LLC except as expressly provided for in the A&R LLCA. Rubicon is entitled to reimbursement by Holdings LLC for reasonable out-of-pocket expenses incurred on behalf of Holdings LLC, including all expenses associated with being a public company and maintaining its corporate existence.

Distributions. The A&R LLCA requires tax distributions to be made by Holdings LLC to its members on a pro rata basis, except to the extent such distributions would render Holdings LLC insolvent or are otherwise prohibited by law. tax distributions will be made on a quarterly basis, to each member of Holdings LLC, including Rubicon, based on such member’s allocable share of the taxable income of Holdings LLC and an assumed tax rate that will be determined by Rubicon, as described below. For this purpose, each member’s allocable share of Holdings LLC’s taxable income shall be net of its share of taxable losses of Holdings LLC. The assumed tax rate for purposes of determining tax distributions from Holdings LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to an individual resident in the U.S. (as reasonably determined by Holdings LLC). The A&R LLCA will also allow for cash distributions to be made by Holdings LLC (subject to Rubicon’s sole discretion as the sole manager of Holdings LLC) to its members on a pro rata basis out of Available Cash (as defined in the A&R LLCA). We expect Holdings LLC may make distributions out of available cash periodically and as necessary to enable us to cover Rubicon’s operating expenses and other obligations, including tax liabilities and other obligations under the Tax Receivable Agreement, except to the extent such distributions would render Holdings LLC insolvent or are otherwise prohibited by law.

Transfer Restrictions. The A&R LLCA generally does not permit transfers of Class A Units or Class B Units, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The A&R LLCA also imposes additional restrictions on transfers (including redemptions described below with respect to each Class B Unit) so that the transfers would not cause a material risk of Holdings LLC being treated as a “publicly traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the A&R LLCA, such transferring member will be required to simultaneously transfer shares of Class V Common Stock held by such transferring member to such transferee equal to the number of Class B Units that were transferred to such transferee in such permitted transfer. Except for certain exceptions, any transferee of Class A Units or Class B Units must assume, by executing a joinder to the A&R LLCA, all of the obligations of a transferring member with respect to the transferred Class A Units or Class B Units, and such transferee shall be bound by any limitations and obligations under the A&R LLCA (without relieving the transferring member from any applicable limitations and obligations). A member shall retain all duties, liabilities and obligations of a member until the transferee is accepted as a substitute member in accordance with the A&R LLCA and Rubicon, as manager, may, in its sole discretion, reinstate all or any portion of the rights and privileges of such member with respect to such transferred Class A Units or Class B Units for any period of time prior to the admission date of the substitute member.

Dissolution. The A&R LLCA requires the consent of Rubicon, as the managing member of Holdings LLC, and members holding a majority of the Class B Units then outstanding (excluding Class A Units and Class B Units held directly or indirectly by Rubicon) to voluntarily dissolve Holdings LLC. In addition to a voluntary dissolution, Holdings LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay debts, liabilities and obligations owed to creditors of Holdings LLC; (2) second, to pay debts, liabilities and obligations owed to the members; and (3) third, to the members pro rata in accordance with their respective percentage ownership interests in Holdings LLC (as determined based on the number of Class A Units and/or Class B Units held by a member relative to the aggregate number of all outstanding Class A Units and Class B Units).

Indemnification. The A&R LLCA provides for indemnification of the manager, members and officers of Holdings LLC and their respective subsidiaries or affiliates, as well as the tax representative and designated person.

Amendments. In addition to certain other requirements, Rubicon’s prior written consent, as manager, and the prior written consent of members holding a majority of the Class B units then outstanding and entitled to vote (excluding Class A Units and Class B Units held directly or indirectly by Rubicon) is generally be required to amend or modify the A&R LLCA.

Related Parties to the A&R LLCA and TRA include Messrs. Rodoni (Chief Executive Officer), Anderson (Chief Financial Officer), Meyer (former General Counsel), Callinicos (Director) and Owston (Interim Chief Commercial Officer), Amb. Dobriansky (Director), RGH, Inc. (greater than 5% beneficial owner), MBI Holdings LP (greater than 5% beneficial owner), RUBCN Holdings LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), RUBCN IV LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner), and RUBCN Holdings V LP (controlled by Jose Miguel Enrich, a greater than 5% beneficial owner).

Certain Relationships and Related Transactions—Rubicon

Rubicon Equity Investment Agreement

On May 25, 2022, Holdings LLC and Sponsor entered into the Rubicon Equity Investment Agreement (“Rubicon Equity Investment Agreement”) with equityholders (the “New Equity Holders”) who are affiliated with Andres Chico (a member of the Board) and Jose Miguel Enrich (greater than 5% beneficial owner). Pursuant to the Rubicon Equity Investment Agreement, the New Equity Holders advanced to Holdings LLC an aggregate of $8,000,000 and, upon consummation of the Business Combination, and in full satisfaction of the advancements, (a) Rubicon caused to be issued to the New Equity Holders 880,000 Class B Units pursuant to the Merger Agreement and 160,000 shares of Class A Common Stock and (b) Sponsor forfeited 160,000 Founder Class B Shares. No interest accrued on any amounts advanced by the New Equity Holders.

Insider Loans

On July 19, 2022, the Board of Holdings LLC unanimously approved term loans from certain of its members, affiliates and officers in the aggregate of $4,650,000 (each an “Insider Loan”). The Insider Loans had a maturity date of the earlier of the Closing Date or August 15, 2022. In addition to a 10% interest rate, each Insider Loan had a loan fee (the “Loan Fee”) equal to 15% of the principal amount of the loan, less all accrued interest thereunder. Phil Rodoni (at the time, the Chief Technology Officer of Rubicon) entered into an Insider Loan with Holdings LLC for $1,100,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by Rubicon for $1,265,000. Michael Heller, the Chief Administrative Officer of Rubicon, entered into an Insider Loan with Holdings LLC for $400,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by Rubicon for $460,000. David Rachelson, the Chief Sustainability Officer of Rubicon, entered into an Insider Loan with Holdings LLC for $150,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by Rubicon for $172,500. DGR Compound Inc., an entity controlled by Andres Chico, a director of Rubicon, entered into an Insider Loan with Holdings LLC for $1,000,000, which, inclusive of all interest and the Loan Fee, was repaid at Closing by Rubicon for $1,150,000. Bolis Holdings LP and Pequeno Compound Inc., entities controlled by Jose Miguel Enrich (a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock of Rubicon), entered into Insider Loans with Holdings LLC for an aggregate amount of $2,000,000, which, inclusive of all interest and the Loan Fee, were repaid at Closing by Rubicon for $2,300,000.

Rodina Note

On February 2, 2023, Rubicon and Rodina entered into an Unsecured Promissory Note pursuant to which Rodina agreed to loan Rubicon $3.0 million in exchange for Rubicon’s promise to pay to Rodina, in cash, the full outstanding Rodina Principal, and in kind, all unpaid interest accrued thereon, which interest shall accrue at an annual rate of 16.0%, by July 1, 2024, the maturity date. Andres Chico (the Chairman of our board of directors) is the managing partner of Rodina.

On May 19, 2023, Rubicon and Rodina entered into the Loan Conversion Agreement in order to convert the principal, in the original amount of $3.0 million, and accrued interest of the Rodina Note to shares of the Company’s Class A Common Stock. Pursuant to the Loan Conversion Agreement, the Company agreed to issue Class A Common Stock to Rodina for the full and final settlement of the Rodina Note. The date of the conversion was mutually agreed by the Company and Rodina to be set at a later date and the conversion price and the number of shares of Class A Common Stock issued was determined based on the average daily VWAP of the Company’s Class A Common Stock for the five trading days immediately preceding the Rodina Note Conversion Date. In connection with the Loan Conversion Agreement, Rubicon ultimately issued to Rodina 7,521,940 shares of Class A Common Stock.

Insider Convertible Debentures

On December 16, 2022, Rubicon entered into a securities purchase agreement (the “First Closing Insider SPA”) with various insider investors (the “First Closing Insider Investors”) comprised of members of Rubicon’s management team and board of directors. Pursuant to the First Closing Insider SPA, Rubicon agreed to issue and sell to the First Closing Insider Investors convertible debentures (the “First Closing Insider Convertible Debentures”) in the aggregate principal amount of up to $17.0 million, net of an original issuance discount of $2.0 million, which are convertible into shares of Class A Common Stock, which First Closing Insider Convertible Debentures may be purchased by the First Closing Insider Investors over the course of more than one closing. The First Closing Insider SPA contained customary representations, warranties, and covenants for the sale and purchase of the First Closing Insider Convertible Debentures.

At the first closing, which closed on December 16, 2022, the following First Closing Insider Investors constituting related parties of Rubicon purchased, directly or indirectly, the First Closing Insider Convertible Debentures in an aggregate amount of $8.6 million in United States dollars, net of an original issuance discount of $1.1 million, for a total principal amount of $9.7 million in the First Closing Insider Convertible Debentures:

(1) Brent Callinicos, director, purchased $250,000 of First Closing Insider Convertible Debentures, (2) Kevin Schubert, president of Rubicon, purchased $50,000 of First Closing Insider Convertible Debentures, (3) Collister Johnson, director, purchased $50,000 of First Closing Insider Convertible Debentures, (4) Osman Ahmed, director, purchased $200,000 of First Closing Insider Convertible Debentures, (5) Paula J. Dobriansky, director, purchased $10,000 of First Closing Insider Convertible Debentures, (6) Philip Rodoni, chief executive officer of Rubicon, purchased $750,000 of First Closing Insider Convertible Debentures, (7) Paula Henderson, director, purchased $20,000 of First Closing Insider Convertible Debentures, (8) Nathaniel R. Morris, director, purchased $250,000 of First Closing Insider Convertible Debentures, (9) DGR Holdings LP (an entity controlled by Jose Miguel Enrich, a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock), purchased $2.5 million of First Closing Insider Convertible Debentures, (10) Pequeno Holdings LP (an entity controlled by Jose Miguel Enrich, a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock) purchased $2.5 million of First Closing Insider Convertible Debentures, and (11) Bolis Holdings LP (an entity controlled by Jose Miguel Enrich, a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock) purchased $2.0 million of First Closing Insider Convertible Debentures.

On February 1, 2023, Rubicon entered into a securities purchase agreement (the “Second Closing Insider SPA” together with the First Closing Insider SPA, the “Insider SPAs”) with various investors (the “Second Closing Insider Investors” together with the First Closing Insider Investors, the “Insider Investors”). Pursuant to the Second Closing Insider SPA, Rubicon agreed to issue and sell to the Second Closing Insider Investors convertible debentures (the “Second Closing Insider Convertible Debentures” together with the First Closing Insider Convertible Debentures, the “Insider Convertible Debentures”) with an aggregate value of no less than $4.0 million, subject to an original issuance discount, which are convertible into shares of Class A Common Stock. The Second Closing Insider Convertible Debentures may be purchased by the Second Closing Insider Investors at the second of the two closings. The Second Closing Insider SPA contained customary representations, warranties, and covenants for the sale and purchase of the Second Closing Insider Convertible Debentures.

At the second closing, which closed on February 1, 2023, the following Second Closing Insider Investors purchased, directly or indirectly, Second Closing Insider Convertible Debentures in an aggregate amount of $5.7 million in United States dollars, net of an original issuance discount of $0.8 million, for a total principal amount of $6.5 million in Second Closing Insider Convertible Debentures: (1) McEllen Investments LP purchased $334,000 of Second Closing Insider Convertible Debentures, (2) Jeronimo Quintana Kawage purchased $333,000 of Second Closing Insider Convertible Debentures, (3) Diego Quintana Kawage purchased $334,000 of Second Closing Insider Convertible Debentures, (4) Stephen Goldsmith purchased $25,000 of Second Closing Insider Convertible Debentures, (5) Michael Nutter purchased $50,000 of Second Closing Insider Convertible Debentures, (6) Lateral, Inc. purchased $100,000 of Second Closing Insider Convertible Debentures, (7) Bruce W. Walz purchased $50,000 of Second Closing Insider Convertible Debentures, and (8) Guardians of New Zealand Superannuation purchased $4.5 million of Second Closing Insider Convertible Debentures.

Insider Registration Rights Agreement

In connection with the Insider SPAs, the Insider Investors entered into a registration rights agreement (the “Insider Registration Rights Agreements”) with Rubicon. Pursuant to the Insider Registration Rights Agreements, within 45 days of the first closing or 90 days of the second closing, as applicable, Rubicon is required to file a registration statement covering the resale by the Insider Investors of (i) the shares of Class A Common Stock issuable upon conversion of the Insider Convertible Debentures, (ii) the shares of Class A Common Stock issued and held by the Insider Investors from conversions of the Insider Convertible Debentures, (iii) the additional shares issuable in connection with any anti-dilution provisions of the Insider Convertible Debentures (without giving effect to any limitations on exercise set forth in the Insider Convertible Debentures, as applicable) and (iv) any shares of Class A Common Stock issued or issuable with respect to any shares described in subsections (i) and (ii) above by way of any stock split, stock dividend or other distribution, recapitalization or similar event or otherwise (in each case without giving effect to any limitations on exercise set forth in the Insider Convertible Debentures, as applicable). The parties to the Insider Registration Rights Agreements have certain “piggyback” registration rights under the agreements. Rubicon will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Insider Registration Rights Agreements.

Related Parties to the Insider Registration Rights Agreement include (i) Jose Miguel Enrich (a greater than 10% beneficial owner) on behalf of DGR Holdings LP, Pequeno Holdings LP, and Bolis Holdings LP, (ii) Philip Rodoni (Chief Executive Officer), (iii) Brent Callinicos (Director), (iv) Kevin Schubert (President), (v) Collister Johnson (Director), (vi) Osman Ahmed (Director), (vii) Paula J. Dobriansky (Director), (viii) Paula Henderson (Director), (ix) Nathaniel R. Morris (Director), (x) Guardians of New Zealand Superannuation (a greater than 10% beneficial owner), (xi) Stephen Goldsmith (security holder), (xii) Michael Nutter (security holder), (xiii) Bruce Walz (family member of Rubicon employee), and (xiv) Lateral, Inc. (service provider).

Chico PIPE Agreements

On March 16, 2023, we entered into Subscription Agreements (the “Chico PIPE Agreements”) with Jose Miguel Enrich, a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock, Felipe Chico Hernandez, and Andres Chico, the Chairman of our board of directors, pursuant to which Rubicon issued shares of Class A Common Stock to each purchaser in exchange for the purchase price set forth therein. The Chico PIPE Agreements include resale restrictions in addition to customary terms, representations, and warranties.

May 2023 Equity Agreements

In late May, between May 18, 2023 and May 20, 2023, Rubicon entered into subscription agreements with various investors signatory thereto (the “May 2023 Equity Agreements”), including certain entities affiliated with Andres Chico (the Chairman of Rubicon’s board of directors) and Jose Miguel Enrich (a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock of Rubicon) to issue shares of Rubicon’s Class A Common Stock in exchange for a total purchase price of at least $13.7 million.

May 2023 Financing Commitment

On May 20, 2023, the Company entered into the Financing Commitment (the “May 2023 Financing Commitment”) with Rodina Capital (“Rodina”), or a third party investor designated by Rodina Capital (the “Rodina Investor”), an entity affiliated with Andres Chico (the Chairman of the Company’s board of directors) and Jose Miguel Enrich (a beneficial owner of greater than 10% of the issued and outstanding Class A common stock and Class V common stock of Rubicon Technologies, Inc.) whereby Rodina or the Rodina Investor intend to provide $25.0 million of financing to the Company through the issuance by the Company of debt and/or equity securities including, without limitation, shares of capital stock, securities convertible into or exchangeable for shares of capital stock, warrants, options, or other rights for the purchase or acquisition of such shares and other ownership or profit interests of the Company. Any debt issued pursuant to the May 2023 Financing Commitment would have a term of at least 12 months and any equity or equity linked securities issued under the May 2023 Financing Commitment would have a fixed price such that no other shareholder or other exchange approvals would be required. The amount that Rodina or the Rodina Investor agreed to contribute under the May 2023 Financing Commitment will be reduced on a dollar-for-dollar basis by the amount of any other capital the Company receives outside of the May 2023 Equity Agreements through December 31, 2023. The May 2023 Financing Commitment amount was reduced to $0 in conjunction with the executions of the Midcap ABL Credit Agreement and the Acquiom Term Loan Agreement.

Assignment and Assumption Agreement

On August 8, 2023, YA II PN, Ltd. (the “Yorkville Investor”) entered into an Assignment and Assumption Agreement pursuant to which the Yorkville Investor assigned to the Assignment and Assumption Holders (as defined therein) all rights, titles and interests in and to Convertible Debenture RBT-1 and Convertible Debenture RBT-2 (collectively, the “YA Convertible Debentures”), such assigned and assumed convertible debentures referred to subsequently as the RBT Convertible Debentures. The Assignment and Assumption Holders include (i) MBI Holdings LP, (ii) Bolis Holdings LP, (iii) DGR Holdings LP, and (iv) Pequeno Holdings LP, all entities affiliated with Jose Miguel Enrich (a beneficial owner of greater than 10% of the issued and outstanding Class A Common Stock and Class V Common Stock of Rubicon Technologies, Inc.) Pursuant to the terms of the Assignment and Assumption Agreement, the Yorkville Investor additionally agreed to (i) sell the remaining principal balance, including accrued but unpaid interest, due under First YA Convertible Debenture (as defined therein) and Second YA Convertible Debenture (as defined therein) in the aggregate amount of $6,207,808 to the Assignment and Assumption Holders (including a 10% premium on the face value, and accrued but unpaid interest, of the YA Convertible Debentures) and (ii) delegate to the Assignment and Assumption Holders all of its obligations under the YA Convertible Debentures.

Concurrent with entry into the Assignment and Assumption Agreement, on August 8, 2023, the Assignment and Assumption Holders entered into the RBT-1 Amendment to the RBT-1 Convertible Debenture. The RBT-1 Amendment amends the terms of the RBT-1 Convertible Debenture to (a) extend the maturity date to December 1, 2026, (b) lower the fixed conversion price to $1.50, (c) remove restrictions on the ability of the Assignment and Assumption Holders to convert any portion of the RBT-1 Convertible Debenture or receive shares of Rubicon’s Class A Common Stock if it would result in the Assignment and Assumption Holders beneficially owning in excess of 4.99% of Rubicon’s Class A Common Stock, and (d) remove other conversion limitations.

Concurrent with entry into the Assignment and Assumption Agreement, on August 8, 2023, the Assignment and Assumption Holders entered into the RBT-2 Amendment to the RBT-2 Convertible Debenture. The RBT-2 Amendment amends the terms of RBT-2 Convertible Debenture to (a) extend the maturity date to December 1, 2026, (b) lower the fixed conversion price to $1.50, (c) remove restrictions on the ability of the Assignment and Assumption Holders to convert any portion of the RBT-2 Convertible Debenture or receive shares of Rubicon’s Class A common stock if it would result in the Assignment and Assumption Holder beneficially owning in excess of 4.99% of Rubicon’s Class A common stock, and (d) remove other conversion limitations.

On August 25, 2023, the Assignment and Assumption Holders exercised their right to convert the full amount of the RBT-1 Convertible Debenture and RBT-2 Convertible Debenture, including any outstanding principals and accrued and unpaid interests, to Class A Common Stock. Accordingly, we issued 11,430,079 shares of Class A Common Stock to the Assignment and Assumption Holders for full and final settlement.

Related Person Transaction Policy

Rubicon has adopted a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy became effective at the Closing.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, Rubicon’s management must present information regarding the related person transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Rubicon of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, Rubicon will collect information that Rubicon deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable Rubicon to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under Rubicon’s Code of Business Conduct and Ethics, Rubicon’s employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to Rubicon

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, Rubicon’s best interests and those of Rubicon’s stockholders, as the Audit Committee, or other independent body of the Board, determines in the good-faith exercise of its discretion. Each of the transactions summarized above was effected prior to the adoption of this policy.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our Audit Committee has reviewed and discussed with our management and Cherry Bekaert LLP, our audited consolidated financial statements for the fiscal year ended December 31, 2023. Our Audit Committee has also discussed with Cherry Bekaert LLP the matters required to be discussed by the applicable requirements of the PCAOB, and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from Cherry Bekaert LLP required by applicable requirements of the PCAOB regarding Cherry Bekaert LLP’s communications with our Audit Committee concerning independence and has discussed with Cherry Bekaert LLP its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee

Brent Callinicos, Chair

Osman Ahmed

Barry Caldwell

ADDITIONAL INFORMATION

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Rubicon Technologies, Inc.

950 E Paces Ferry Rd NE Suite 810

Atlanta, GA 30326

Attn: Secretary

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available free of charge on our website at https://investors.rubicon.com under “SEC Filings.”

AVAILABILITY OF MATERIALS

Our Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. Our Proxy Statement for the Annual Meeting and, in compliance with securities rules, our Annual Report will be mailed on or about May 2, 2024. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to the Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The proxy materials are available to our stockholders at https://investors.rubicon.com.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Proxy Statement or the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board,

Andres Chico

Chairman of the Board

New York, NY

May 1, 2024

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.cstproxyvote.com
●	Cast your vote online
●	Have your Proxy Card ready
●	Follow the simple instructions to record your vote

PHONE Call 1 (866) 894-0536
●	Use any touch-tone telephone
●	Have your Proxy Card ready
●	Follow the simple recorded instructions

MAIL
●	Mark, sign and date your Proxy Card
●	Fold and return your Proxy Card in the postage-paid envelope provided

AT THE MEETING
Go To: www.cstproxy.com/rubicon/2024
●	Vote your shares electronically
●	You will need your 12-digit control number
●	Follow the simple instructions to record your vote

RUBICON TECHNOLOGIES, INC.

Annual Meeting of Stockholders

For Stockholders of record as of April 29, 2024

TIME: Thursday, June 6, 2024, at 10:00 a.m. Eastern Time

PLACE: Via live webcast on the internet at https://www.cstproxy.com/rubicon/2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Philip Rodoni (the “Named Proxy”) as proxy with the power to appoint his or her substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rubicon Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Time on June 6, 2024 and any adjournment or postponement thereof. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “How Can I Attend the Annual Meeting” and “How Do I Vote”.

THIS PROXY, WHEN PROPERLY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS SPECIFIED IN THE PROXY STATEMENT. THE NAMED PROXY IS AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Rubicon Technologies, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect two directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected;
		FOR ☐	WITHHOLD ☐
	1.01 Osman Ahmed				FOR

	1.02 Paula Dobriansky	☐	☐		FOR

		FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR
2.	To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE.

Please sign exactly as your name or name(s) appears on this Proxy Card. If held in joint tenancy, all persons should sign individually. If signing as a fiduciary or attorney, please give your exact title. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy/Vote Form.

Signature (and title, if applicable)	Date	Signature (if held jointly)	Date